Exhibit 10.1
                               ------------


          DATED
                              31 August, 1999
          -----------------------------------


          DONALD FURR AND OTHERS          (1)

          ICON PLC                        (2)

          EASY ARCHES LIMITED AND
          FURFIX PRODUCTS LIMITED         (3)

          and

          SIMPSON STRONG-TIE
          INTERNATIONAL INC               (4)



          AGREEMENT
          for the purchase of the
          businesses and certain assets
          of Easy Arches Limited and
          Furfix Products Limited

                                 CONTENTS

CLAUSE                            HEADING                             PAGE
------    --------------------------------------------------------    ----
1         DEFINITIONS                                                   1
2         INTERPRETATION                                               10
3         SALE OF ASSETS                                               11
4         CALCULATION AND PAYMENT OF PRICE                             11
5         RELOCATION                                                   13
6         COMPLETION                                                   14
7         TERMS OF OCCUPATION OF THE PREMISES                          16
8         APPORTIONMENTS                                               16
9         RESPONSIBILITY FOR LIABILITIES                               17
10        COMPLETION STATEMENT                                         19
11        THE DEBTS                                                    22
12        THIRD PARTY CONSENTS                                         22
13        EMPLOYEES AND PENSIONS                                       23
14        THE WARRANTIES                                               26
15        CONTINUING OBLIGATIONS                                       32
16        RESTRICTIVE TRADE PRACTICES ACT                              34
17        GUARANTEE                                                    34
18        INDEPENDENT ACCOUNTANTS                                      35
19        VALUE ADDED TAX                                              35
20        NOTICES                                                      36
21        COSTS                                                        37
22        CONFIDENTIALITY                                              37

                                 CONTENTS

CLAUSE                            HEADING                             PAGE
------    --------------------------------------------------------    ----
23        COUNTERPARTS                                                 37
24        REMEDIES AND WAIVER                                          37
25        ENTIRE AGREEMENT                                             38
26        FURTHER ASSURANCE                                            38
27        BENEFIT AND BURDEN                                           38
28        GOVERNING LAW AND SUBMISSION TO JURISDICTION                 39

SCHEDULE
--------

SCHEDULE 1 WARRANTIES                                                  40
        1    Information                                               40
        2    Capacity                                                  40
        3    The Accounts                                              41
        4    Events since the Balance Sheet Date                       42
        5    Taxation                                                  43
        6    Legislation and Licences                                  44
        7    Litigation                                                44
        8    The Assets                                                44
        9    The Purchased Contracts                                   45
        10   Products                                                  47
        11   Trading and associated matters                            48
        12   Employees                                                 49
        13   Insurances                                                51
        14   Intellectual Property and computers                       51
        15   Anti-trust                                                54
        16   Pensions                                                  54
        17   Trustee Warranties                                        55

SCHEDULE 2 EA ASSETS                                                   57
SCHEDULE 3 FP ASSETS                                                   58
SCHEDULE 4 PREMISES                                                    59

SCHEDULE
--------

SCHEDULE 5 INTELLECTUAL PROPERTY                                       60
        1    Registered/Patents                                        60
        2    Patent Application                                        60
        3    Registered Trade Mark                                     60
        4    Unregistered Trade Marks                                  60

SCHEDULE 6 EQUIPMENT LEASES                                            62
SCHEDULE 7 LETTERS OF EMPLOYMENT                                       63
SCHEDULE 8 EMPLOYEES                                                   64
SCHEDULE 9 COMPROMISE AGREEMENTS                                       70
SCHEDULE 10 PURCHASED CONTRACTS                                        71
SCHEDULE 11 CONSOLIDATED ACTUAL PROFITS                                72
SCHEDULE 12 RETAINED ASSETS                                            73
SCHEDULE 13 CREDITORS                                                  74
SCHEDULE 14 PERSONAL PENSIONS ARRANGEMENTS                             75

DATE OF AGREEMENT                                         31 AUGUST, 1999

PARTIES

(1) PAUL FURR of 16 Uplands Road Kenley Surrey CR8 5EF, DONALD FURR and BERYL FURR both of Tanglewood Tydecombe Road Warlingham Surrey

(2) ICON PLC (Company Number 3282011) whose registered office is at 2 Newman Road Bromley Kent BR1 1RJ

(3) EASY ARCHES LIMITED (Company Number 1830775) AND FURFIX PRODUCTS LIMITED (Company Number 1581606) whose registered offices are at 2 Newman Road Bromley Kent BR1 1RJ

(4) SIMPSON STRONG-TIE INTERNATIONAL INC (a company registered in California with Company Number 1827300) whose principal office is at 4637 Chabot Drive Suite 200 Pleasanton California CA94388 United States of America and whose branch (Branch Number BR002186) in the United Kingdom is at Winchester Road Cardinal Point Tamworth Staffordshire B78 3HG

INTRODUCTION

(A) The Sellers carry on the Businesses of the manufacture and marketing of metal products for the building trade under the names "Furfix, Easy Arch, Ceejay, and Panther". The parties have agreed that the Buyer will acquire the Assets and the Businesses from the Sellers.

(B) Icon is the holding company of the Sellers and has agreed to be party to the Agreement to guarantee the liabilities and obligations of the Sellers.

(C) The Trustees have agreed to be party to the Agreement to guarantee the liabilities and obligations of the Sellers.

IT IS AGREED THAT:

1      DEFINITIONS

1.1 In this agreement the following words have the following meanings set out below.

       1.1.1 "Accounts" means the audited financial statements for the Businesses for the period 1 September 1998 to 31 May 1999 (comprising a balance sheet, profit and loss account, notes and directors' and auditors' reports) a copy of which is annexed to the Disclosure Letter.

       1.1.2   "Act" means the Companies Act 1985 as amended.

       1.1.3 "Aggregate Net Assets" means the Debts and the acquired assets of the Businesses valued at the written down book value as at 31 August 1999 (calculated in accordance with the Sellers accounting policies historically applied and the Generally Accepted Accounting Principles of the United Kingdom) less all liabilities and provisions of the Businesses including the Creditors.

       1.1.4 "agreed form" means in the form of the draft annexed to this agreement and initialled for identification purposes by or on behalf of the parties.

       1.1.5 "Ancillary Documents" means the documents (if any) other than this agreement, and written particulars of the terms (if any) not in documentary form, in both cases forming part of the arrangement of which this agreement itself is part.

       1.1.6 "Assets" means the EA Assets and the FP Assets but excluding the Retained Assets.

       1.1.7   "Balance Sheet Date" means 31 May 1999.

       1.1.8   "Businesses" means the EA Business and the FP Business.

       1.1.9 "Business Information" means all information (whether or not confidential), including (but not limited to):

               1.1.9.1 all information relating to the marketing of any products or services;

               1.1.9.2 all know-how and technical information, including (but not limited to) that relating to the Intellectual Property Rights or that which relates to the design, manufacture, storage, distribution and sale or supply of goods and services; and

               1.1.9.3   all financial information;

               relating to the Businesses.

       1.1.10  "Buyer" means Simpson Strong-Tie International Inc.

       1.1.11  "Buyer's Accountants" means PricewaterhouseCoopers.

       1.1.12 "Buyer's Solicitors" means edge ellison of Rutland House, 148 Edmund Street, Birmingham B3 2JR.

       1.1.13 "Claims" means the benefit of all rights which the Sellers have against third parties relating to the Assets and the Businesses, including (without limitation) all manufacturers' and suppliers' warranties and representations and all rights against insurers in respect of any policies effected by the Sellers in connection with the Assets and the Businesses.

       1.1.14 "Ceejay Licence" means the licence document in respect of the Ceejay Patent in the agreed form.

       1.1.15 "Ceejay Patent" means all the patents granted worldwide under patent application PCT/GB91/01347.

       1.1.16 "Completion" means completion of the sale and purchase of the Businesses pursuant to clause 6.

       1.1.17 "Completion Statement" means the statement of the Debts, the Credotors, the Aggregate Net Assets and the Price (as determined pursuant to clause 4 prepared and audited by the Buyer's Accountants in accordance with clause 10.

       1.1.18 "Compromise Agreements" means the agreements in the agreed form to be entered into prior to Completion between the Buyer, the Seller and each of the individuals listed in
               Schedule 9.

       1.1.19  "Confidential Business Information" means Business
               Information which is confidential.

       1.1.20 "Consolidated Actual Profits" means the mutually agreed operating profits before Taxation of the Businesses for the 12 month period ending 31 August 1999 determined on the basis set out in Schedule 11 and including savings (arch production and powder coating) and required investment costs (depreciation and interest) generated at the Buyer's premises at Tamworth due to the consolidation of the Businesses with the Buyer's existing business.

       1.1.21 "Creditors" means the trade creditors and other obligations of the Businesses specified in Schedule 13 but for the avoidance of doubt excluding ay costs incurred by the Sellers in connection with this transaction.

       1.1.22 "Customer" means a customer of the Businesses which has placed any order in connection with the Restricted
               Activities during the 12months prior to Completion.

       1.1.23 "Debts" means all trade book debts, notes receivable and other rights to payment arising from the operation of the Businesses before Completion (including the right to receive payment for goods despatched or delivered and services rendered before Completion but not invoiced before such date) and "Debtors" shall be interpreted accordingly.

       1.1.24 "Disclosure Letter" means the letter delivered by the Sellers' Solicitors to the Buyer's Solicitors immediately prior to exchange of this agreement which contains certain disclosures to the Warranties.

       1.1.25 "DT Trust" means the Donald Furr discretionary settlement in favour of Donald Furr, Beryl Furr and Paul John Furr.

       1.1.26  "DT Trustees" means Donald Furr, Beryl Furr and Paul Furr.

       1.1.27  "EA" means Easy Arches Limited.

       1.1.28 "EA Assets" means those assets used in the EA Business and detailed in Schedule 2.

       1.1.29 "EA Business" means the business of the manufacture and marketing of metal products for the building trade carried on by Easy Arches Limited.

       1.1.30 "Employees" means the employees of the Businesses a list of whom appears in Schedule 8.

       1.1.31 "Employee Relocation Costs" means all staff (salaried and hourly paid) housing and moving allowance costs as per agreed relocation and subsistence packages (as attached to the Disclosure Letter)

       1.1.32 "Encumbrances" means all pledges, charges, liens, mortgages, security interests, pre-emption rights, options and any other encumbrances or third party rights or claims of any kind (other than provisions constituting reservation or retention of title clauses entered into in the usual course of the Businesses in favour of suppliers of goods purchased in the usual course of the Businesses).

       1.1.33 "Environment" means all or any of the following media, namely, the air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground.

       1.1.34 "Environmental Law" means all and any laws, common law, statutes, directives, regulations, notices, standards having force of law, codes of practice, guidance notes, by-laws, judgements, decrees or orders whether of the European Community or the United Kingdom or any other relevant jurisdiction, relating to pollution, contamination or protection of the Environment or to the storage, labelling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances.

       1.1.35 "Environmental Licence" means any permit, licence, authorisation, consent or other approval, that may be required by any Environmental Law.

       1.1.36 "Equipment Leases" means the lease and hire purchase agreements listed in Schedule 6.

       1.1.37 "Escrow Account" means an account in the joint names of the Buyer's Solicitors and the Sellers' Solicitors for the purposes of clause 5.


       1.1.38 "Excluded Employees" means Beryl Furr, Donald Furr, Linda Parry, , and J Murphy.

       1.1.39 "Excluded Liabilities" means all liabilities of the Businesses including the Creditors.

       1.1.40 "Forecast Information" means the information provided to the Buyer by the Sellers in respect of the Businesses as set out in Schedule 11.

       1.1.41  "FP" means Furfix Products Limited.

       1.1.42 "FP Assets" means those assets used in the FP Business and detailed in Schedule 3.

       1.1.43 "FP Business" means the business of the manufacture and marketing of metal products for the building trade carried on by Furfix Products Limited.

       1.1.44  "Guarantors" means Icon and the Trustees.

       1.1.45 "Goodwill" means the goodwill of the Sellers in connection with the Businesses including the exclusive right for the Buyer to represent itself as carrying on the Businesses in succession to the Sellers and to use all or any trading names used in carrying on the Businesses.

       1.1.46 "Hazardous Substances" means all substances of whatever description which may cause or have a harmful effect on the Environment or the health of man or any other living organism including, without limitation, all poisonous, toxic, noxious, dangerous and offensive substances.

       1.1.47  "Icon" means Icon plc.

       1.1.48 "Intellectual Property" means the following rights arising or used in connection with the Businesses (including but not limited to those listed in Schedule 5):

               1.1.48.1 all patents, registered designs, design rights, trade marks, copyrights, (including rights to software) moral rights, topography rights, trade and business names, including the benefit of all registrations of and applications to register any of the aforesaid items, and all rights in the nature of any of the aforesaid items, anywhere in the world;

               1.1.48.2 rights in the nature of unfair competition rights and rights to sue for passing off;

               1.1.48.3 all trade secret, confidentiality and other proprietary rights, including all rights to know-how and other technical information;

               1.1.48.4 the benefit of all licences and permissions granted to or enjoyed by the Sellers in respect of any of the foregoing.

       1.1.49 "Letters of Employment" means the agreements in the agreed form to be entered into on Completion between the Buyer and each of the individuals listed in Schedule 7.

       1.1.50 "Licences" means the licences to occupy the Premises to be granted to the Buyer by;

               1.1.50.1 FP for a term expiring on 31 January 2000 in respect of Units 1, 2, 3 and 4, Beddington Farm Road, Croydon; and

               1.1.50.2 EA for a term expiring on 24 December 1999 in respect of Lodge Field road, Halesowen to facilitate the transition of the transfer of the Businesses from the Premises to the Buyer's premises at Tamworth in the agreed form.

       1.1.51 "Losses" means actions, costs, claims, damages, demands, expenses (including legal expenses), fines, liabilities, losses, penalties and proceedings suffered or incurred.

       1.1.52 "LP Trust" means the interest in possession trust in favour of Linda Parry.

       1.1.53  "LP Trustees" means Donald Furr and Beryl Furr.

       1.1.54 "Millennium Compliant" means that neither the performance nor the functionality of any of the Systems is or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation):

               1.1.54.1 no value for current date causes or will cause any interruption in operation;

               1.1.54.2 date-based functionality behaves and will behave consistently for dates prior to, during and after the year 2000;

               1.1.54.3 in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

               1.1.54.4 the year 2000 is and will be recognised as a leap year.

       1.1.55 "Occupational Pension Scheme" has the meaning given to it by Section 1 of the PSA 1993.

       1.1.56  "Pension Scheme" means the Furfix Self-administered Pension
               Fund.

       1.1.57 "Personal Pension Arrangements" means the personal pension schemes set out in Schedule 14 to which the Sellers contribute on behalf of those Employees listed in the same document.

       1.1.58 "Premises" means the leasehold premises of the Sellers, brief particulars of which appear in Schedule 4.

       1.1.59 "PF Trust" means the interest in possession trust in favour of Paul John Furr.


       1.1.60  "PF Trustees" means Donald Furr and Beryl Furr.

       1.1.61 "Price" means the total consideration payable for the Assets and the Businesses to be calculated and paid by the Buyer in accordance with clause 4 and apportioned between the Assets in accordance with Schedule 2 and Schedule 3.


       1.1.62  "PSA 1993" means the Pensions Schemes Act 1993.

       1.1.63  "Purchased Contracts" means:

               1.1.63.1  the Equipment Leases;

               1.1.63.2 all those contracts for the sale of goods or the supply of services by the Sellers in connection with the Businesses which are in existence and have not been fully performed by Completion;

               1.1.63.3 all those purchase orders or contracts for the purchase by the Sellers of raw materials, components and supplies in connection with the Businesses in respect of which delivery has not been made by Completion;

               1.1.63.4 all those agreements with sales representatives, sales agents or distributors which are listed in
                         Schedule 10 part 1;

               1.1.63.5  all those licences in relation to the
                         Intellectual Property which are identified in
                         Schedule 10 part 2; and

               1.1.63.6 such other contracts entered into in the course of carrying on the Businesses which are identified in Schedule 10 part 5.

       1.1.64 "Registrable Restriction" means a provision by virtue of which the Restrictive Trade Practices Act 1976 applies to an agreement.

       1.1.65  "Regulations" means the Transfer of Undertakings
               (Protection of Employment) Regulations 1981 as amended.

       1.1.66 "Relevant Benefits" has the meaning given to it in Section 612(1) of the Taxes Act.

       1.1.67 "Relocation Direct Costs" means all costs of disconnection, moving to Tamworth and reconnection of all assets
               (including (without limitation) machinery and furniture) plus transportation of all stock, work in progress and raw materials.

       1.1.68 "Restricted Activities" means the businesses of the Sellers at Completion including (without limitation) the manufacture and marketing of metal products for the building trade as carried on by the Businesses.

       1.1.69 "Retained Assets" means those items listed in Schedule 12 which are excluded from this sale.

       1.1.70 "Retirement Benefit Scheme" means any pension scheme or other arrangement providing benefits which would be Relevant Benefits if they were provided by such a scheme or arrangement within the United Kingdom.

       1.1.71 "Sales Documentation" means all sales publications, advertising and promotional materials, printed terms and conditions of sale, business forms, instructional material and other technical and sales materials which relate to the Businesses, together with any plates, blocks, negatives, computer discs or tapes and similar items relating to them.

       1.1.72  "Sellers" means EA and FP.

       1.1.73  "Sellers' Accountants" means Baker Tilly

       1.1.74  "Sellers' Solicitors" means Stonehams Solicitors.

       1.1.75 "Specified Rate" means 4% above the base lending rate from time to time of Barclays Bank plc.

       1.1.76 "Systems" means the computer, telecommunications and networking hardware and software (including but not limited to the software licences listed in Schedule 5)used by the Businesses and all other systems used in the Businesses which are controlled by computer software or chips.

       1.1.77 "Taxation" means all sums due by the Sellers to H M Inland Revenue, H M Customs & Excise and any other taxation authority, whether in respect of income or corporation tax, Pay As You Earn, National Insurance or value added tax in respect of any period before Completion.

       1.1.78  "Taxes Act" means the Income and Corporation Taxes Act
               1988.

       1.1.79 "Trade Marks" means the registered trade mark and unregistered trade marks listed in Schedule 5.

       1.1.80 "Trustees" means the DT Trustees, PF Trustees and the LP Trustees as trustees of the relevant trust and for and on behalf of such trusts.

       1.1.81  "VAT" means value added tax.

       1.1.82  "VATA" means Value Added Tax Act 1994.

       1.1.83 "Warranties" means the representations, warranties and undertakings contained or referred to in clause 14 and
               Schedule 1.

       1.1.84  "Warrantors" means the Sellers, Icon and the Trustees.

       1.1.85 "Working Day" means a day (other than a Saturday or a Sunday) on which clearing banks are generally open for business in the City of London.


2      INTERPRETATION

2.1 Words and phrases which are defined in the Act shall (unless the context requires otherwise) have the same meaning in this agreement.

2.2 Where reference is made to a statutory provision this includes all prior and subsequent enactments, amendments and modifications relating to that provision and any regulations made under it.

2.3 References to clauses and schedules are to the clauses and schedules of this agreement unless stated otherwise.

2.4 References to the masculine gender include the feminine and vice versa. Similarly, references to the singular include the plural and vice versa.

2.5 References to an English legal term shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

2.6 The ejus dem generis rule shall not apply and therefore general words shall not be given a restrictive meaning even if they are preceded or followed by particular words.

2.7 The headings and table of contents of this agreement are inserted for convenience only. They are not to affect its interpretation or construction.

2.8    The various schedules all form part of this agreement.

3      SALE OF ASSETS

3.1 The Sellers shall sell with full title guarantee, and the Buyer shall purchase, the Businesses as a going concern and all of the Assets free from all Encumbrances. The sale and purchase shall take effect from the close of business on the day of Completion. The consideration payable by the Buyer shall be the Price .

3.2 Nothing in this agreement shall operate to transfer from the Sellers, nor to impose any obligation or liability on the Buyer in respect of, any of the Excluded Liabilities nor any other assets or liabilities of the Sellers except as specifically provided in this agreement.

3.3 Without prejudice to the Buyer's right to bring a claim pursuant to any warranty representation or indemnity set out in this agreement, the Buyer shall be responsible for all duties, fees costs and other expenses required to register its title to the Assets or any part thereof provided that the Sellers shall provide all reasonable assistance to the Buyer to enable it to do so and for the avoidance of doubt, where the Buyer is unable to register its title as a result of a failure by the Sellers to make any payment or take any action prior to Completion which should have been taken prior to Completion the Sellers shall at the written request of the Buyer immediately take all such action and/or make all payments necessary
       to enable the Buyer to register its title.   If as a result of the
       Sellers failure to take any action or make any payment prior to Completion the Buyer remains unable to register its title to any Asset, the Sellers shall keep the Buyer fully and effectively indemnified in respect of any Losses suffered or incurred by the Buyer arising out of or in connection with it being unable to register its title to such Asset.


4      CALCULATION AND PAYMENT OF PRICE

4.1 Subject to adjustment in accordance with clauses 4.2, 4.3 and 4.4 below, the Price shall be GBP4,628,000 provided that the Consolidated Actual Profits are greater than GBP950,000 and less than GBP1,050,000 and the Aggregate Net Assets of the Businesses as at 31 August 1999 are greater than or equal to GBP2,100,000.

4.2    Subject to further adjustment in accordance with clauses 4.3 and
       4.4 below, if the Consolidated Actual Profits are:

       4.2.1 less than GBP950,000 the Price shall be calculated as follows:

               Price = GBP4, 628,000 - 5 x (GBP950,000 - Consolidated Actual Profits);

       4.2.2 more than GBP1,050,000 then the Price shall be calculated as follows:

               Price = GBP4, 628,000 + 5 x (Consolidated Actual Profits - GBP1,050,000); and

4.3 If the Aggregate Net Assets of the Businesses as at 31 August 1999 are less than GBP2,100,000 the sum of GBP4, 628,000 or the amount determined in accordance with clause 4.2, whichever is appropriate, shall be reduced on a GBP1 for GBP1 basis by the amount of such shortfall to give the Price. For the avoidance of doubt if the Aggregate Net Assets of the Businesses as at 31 August 1999 are greater than GBP2,100,000 the Price shall not be increased.

4.4    The amount determined following the adjustments pursuant to clauses
       4.2 and 4.3 to the sum referred to in clause 4.1 shall be further adjusted as follows:

       4.4.1 it shall be reduced on a GBP1 for GBP1 basis by the amount of the Debts determined in accordance with clause 10 and set out in the Completion Statement; and

       4.4.2 it shall be increased on a GBP1 for GBP1 basis by the amount of the Creditors determined in accordance with clause 10 and set out in the Completion Statement.

4.5    The Price is to be paid by the Buyer on Completion as follows:

       4.5.1 an amount equal to GBP3,860,000 will be paid to the Sellers on account of the Price;

       4.5.2 a sum of GBP25,000 shall be paid into an Escrow Account (Escrow Account No. 1) on account of the Price;

       4.5.3 GBP743,000 will be paid into an Escrow Account (Escrow Account No. 2) on account of the Price .

4.6 The Sellers irrevocably authorise the Sellers' Solicitors to receive all sums due to them under this agreement. Any cash payment is to be made by banker's draft or telegraphic transfer drawn on a United Kingdom clearing bank. The receipt of the Sellers' Solicitors shall give a full and valid discharge to the Buyer and the Buyer shall not be required to enquire as to the application of any such payment.

4.7 In the event that any payment due to either the Sellers or the Buyer pursuant to this agreement is not paid on the due date, interest shall accrue and be paid by the relevant party on the amount of such payment at the Specified Rate from the due date until the date upon which payment is made.

5      RELOCATION

5.1 The Buyer intends to move the Assets and the Businesses to its premises following Completion.

5.2 Within 30 working days of the Assets and the Businesses having been moved to the Buyer's premises the Buyer shall notify the Sellers of the Relocation Direct Costs which it has incurred such costs to be limited to the costs of removal, transportation and reinstallation of the Assets (to include appropriate connections to required services and facilities provided that such facilities are available at the Buyer's premises within 3 metres of the intended installation point) and include the making good of the Premises following the removal of the Assets.

5.3 Within 12 months of the Assets and the Businesses having been moved to the Buyer's premises the Buyer will notify the Sellers of the Employee Relocation Costs which it has incurred.

5.4 The Sellers agree that they shall pay to the Buyer an amount equal to 50 per cent of the amount by which such Relocation Direct Costs and Employee Relocation Costs together exceed GBP100,000 up to a maximum sum of GBP50,000.

5.5 If the Relocation Direct Costs and Employee Relocation Costs do not exceed GBP100,000 then the parties shall jointly direct the Buyer's Solicitors and the Sellers' Solicitors to pay all amounts in Escrow Account No. 1 to the Sellers. If such costs do exceed GBP100,000 then the parties shall jointly direct the Buyer's Solicitors and the Sellers' Solicitors to ensure that an amount equal to 50% of such excess shall be paid out of Escrow Account No. 1 to the Buyer and to pay any amount remaining in Escrow Account No. 1 to the Sellers. If the Sellers' Liability to the Buyer pursuant to this clause exceeds the amount in Escrow Account No. 1 the Sellers shall satisfy such liability by way of a banker's draft within 14 days of the Buyer's notification pursuant to clause 5.2.

5.6 In the event that the Relocation Direct Costs or Employee Relocation Costs have not been incurred by the end of the year 2000 the parties shall jointly direct the Buyer's Solicitors and the Sellers' Solicitors to pay all sums plus accrued interest held in Escrow Account No. 1 to the Sellers and the Sellers will have no liability in respect of any such costs incurred by the Buyer after the expiry of 9 months from Completion.

5.7 In all cases the Buyer's Solicitors and the Sellers' Solicitors shall not be obliged to pay from Escrow Account No. 1 more than GBP25,000 plus any accrued interest thereon less any deductions they are required to make therefrom.

5.8

6      COMPLETION

6.1    Completion shall take place at the offices of the Buyer's
       Solicitors at 18 Southampton Place, London, WC1A 2AJ when all (but not some only) of the following events shall occur:

       6.1.1   the Sellers shall:

               6.1.1.1 deliver to the Buyer and place the Buyer in possession of all of the Assets including (without limitation), all loose plant, machinery, equipment, stock and work in progress of the Businesses, all information embodying the Intellectual Property, the Business Information and the Sales Documentation (in whatever form and upon whatever media they may be recorded);

               6.1.1.2 deliver to the Buyer duly executed assignments in the agreed form of the Trade Marks, Patents, other Intellectual Property, Purchased Contracts, Goodwill, Debts and Claims;

               6.1.1.3 complete the Licences and confirm that (and provide duly certified copies of) any and all consents necessary for the granting of the Licences have been obtained;

               6.1.1.4 deliver to the Buyer the Ceejay Licence duly executed by Andrew Barker and John Young;

               6.1.1.5 deliver to the Buyer all the books of account, ledgers, payroll records, stock and asset records, information relating to customers and suppliers (including without limitation a list of all the customers of the Businesses during the last two years and a list of customers to which outstanding quotations have been given), and other books and documents which relate to the Businesses (other than records and minute books relating to directors' and shareholders' meetings and statutory books) in whatever form and upon whatever media they may be recorded provided that the Buyer shall allow the Sellers free reasonable access to such documents during business hours and on reasonable notice to enable the Sellers to prepare their accounts for the financial period ending on 31 August 1999 and other reasonable and lawful purposes;

               6.1.1.6 deliver to the Buyer the Letters of Employment duly executed;

               6.1.1.7 deliver to the Buyer the Compromise Agreements duly executed;

               6.1.1.8 deliver to the Buyer a certified copy of resolutions of the board of directors of each of the Sellers approving the sale of their Businesses and Assets on the terms of this agreement and the Licences and authorising execution of all necessary documents;

               6.1.1.9 deliver to the Buyer a certified copy of the resolution of the board of directors of Icon approving the terms and the execution of this agreement for and on behalf of Icon;

               6.1.1.10 deliver to the Buyer a certified copy of the special resolutions of each of the Sellers resolving to change its name together with a cheque from each of the Sellers for GBP100 drawn in favour of the Registrar of Companies;

               6.1.1.11 deliver to the Buyer a duly executed release in the agreed form of any charges or other security over the Assets, Premises or the Businesses;

       6.1.2   the Buyer shall deliver to the Sellers:

               6.1.2.1 the sum of GBP3,860,000 by way of telegraphic transfer or a banker's draft drawn on a United Kingdom clearing bank on account of the Price;

               6.1.2.2 written confirmation of payment of the sum of GBP25,000 into Escrow Account No. 1;

               6.1.2.3 written confirmation of payment of the sum of GBP743,000 into Escrow Account No. 2;

               6.1.2.4 duly executed counterparts of the documents referred to in clauses 6.1.1.2;

               6.1.2.5 a certified copy of a resolution of the board of directors of the Buyer approving the purchase of the Assets and Businesses on the terms of this agreement and authorising execution of this agreement and all ancillary documents for and on behalf of the Buyer; and

               6.1.2.6   executed counterparts of the Licences;

       6.1.3 the Buyer shall deliver an executed counterpart of each of the Letters of Employment.

6.2 The Sellers undertake to the Buyer that they will within 7 days of Completion provide evidence reasonably satisfactory to the Buyer that all charges or other security over the Assets, Premises or the Businesses have been duly released.


7      THE PREMISES

7.1 The Sellers agree to fully indemnify the Buyer against any Losses suffered by the Buyer as a result of any claims being made against the Buyer under Environmental Law in relation to the Premises unless any such claims are due to the act or default of the Buyer.


8      APPORTIONMENTS

8.1 The following items of expenditure and income shall be apportioned such that the cost of items of expenditure accrued, or referable to periods, prior to Completion shall be borne by the Sellers and thereafter by the Buyer and the benefit of items of income accrued, or referable to periods, prior to Completion shall belong to the Sellers and thereafter to the Buyer:

       8.1.1 all rents (not including VAT), royalties and other periodical payments payable and receivable in respect of the Businesses;

       8.1.2 all road fund licence fees payable in respect of any motor vehicles included in the Assets;

       8.1.3 all salaries, wages, accrued holiday pay entitlement, and other emoluments including but not limited to PAYE, income tax, National Insurance contributions and any contributions to the Employee's Personal Pension Arrangements relating to the employment of the Employees in the Businesses;

       8.1.4 all pre-payments made, and all deposits received, by the Sellers under the Purchased Contracts;

       8.1.5 the premiums payable under the policies of insurance held in respect of the Businesses.

8.2 The parties shall use all reasonable endeavours to draw up and agree a statement of the apportionments referred to in clause 8.1, and the balance owing by one party to the other, as soon as practicable after the Completion Date. If such statement has not been prepared and agreed within 30 days after the Completion Date, either party may refer the matter for resolution in accordance with the procedure in clause 18. Payment of the balance agreed, or determined under clause 18, to be due shall be made within 14 days after such agreement or determination.


9      RESPONSIBILITY FOR LIABILITIES

9.1 Without prejudice to the Warranties, the Sellers shall be responsible for, and shall keep the Buyer fully and effectively indemnified against:

       9.1.1   the Excluded Liabilities;

       9.1.2 all Losses, debts, obligations and liabilities arising from the carrying on of the Businesses prior to Completion unless specifically assumed by the Buyer pursuant to this agreement;

       9.1.3 all claims by and liabilities to third parties in respect of any negligent act or omission or breach of obligation of the Sellers prior to Completion or arising from any defects in products or parts of products manufactured by the Sellers prior to Completion, even if the defective products or parts are sold by the Buyer;

       9.1.4 all liabilities or obligations to banks or other non-trade creditors, and all tax liabilities of the Sellers;

       9.1.5 all liabilities or obligations retained by the Sellers under the Licences;

       9.1.6 all obligations and liabilities accrued or falling to be performed under the Purchased Contracts up to Completion;

       9.1.7 all claims, losses, liabilities, damages, costs, fines and penalties suffered incurred of whatsoever nature by the Buyer due to the terms of any of the Purchased Contracts infringing or being deemed to be in breach of Articles 81 and/or 82 of the Treaty of Rome;

       9.1.8 all claims, losses, liabilities, damages, costs and expenses suffered or incurred of whatsoever nature by the Buyer due to the Sellers failing to transfer in accordance with its terms the benefit of the distribution agreement between Wanit Universal GmbH & Co. KG and Furfix Products (Deutschland) GmbH to Furfix Products Limited subject at all times to the Buyer complying faithfully with the terms of such agreement;

       9.1.9 all claims, losses, liabilities, damages, costs and expenses suffered or incurred of whatsoever nature due to any claim by any third party that the manufacture of products in accordance with this Ceejay Patent infringes its intellectual property rights, such liability to be limited to the sum of GBP100,000 in respect of each such claim;

       9.1.10 all Losses suffered or incurred by the Buyer as a result of the reduction, cancellation, reclamation, withdrawal or otherwise of any grant received by the Businesses prior to Completion;

       9.1.11 all Losses suffered or incurred by the Buyer in connection with the agreement between Icon and The Holt Limited trading as Orangutan dated 12 April 1999.

9.2 Without prejudice to clause 9.1.11 in consideration of the Sellers and Icon agreeing that they will continue all promotion activities currently in operation pursuant to the agreement referred to in clause 9.1.11 in accordance with the terms of such agreement and that they will obtain all insurances reasonably necessary in connection with such promotional activities, the Buyer agrees to contribute GBP27,000 towards the Sellers' and Icon's costs of so doing.

9.3 Without limitation to the provisions of clause 9.1, the Sellers shall remain responsible for and shall pay or discharge the Creditors in accordance with the general practices of the Businesses prior to Completion and will indemnify the Buyer and keep the Buyer indemnified against all proceedings, costs, claims, demands, expenses and liabilities which the Buyer may suffer sustain or incur by reason of the Sellers' failure to comply with their obligations under this clause.

9.4 With effect from Completion all complaints received by the Sellers or the Buyer from customers of the Businesses in relation to goods supplied or services rendered prior to Completion shall be dealt with as follows:

       9.4.1 all such complaints together with a course of action proposed by the Buyer shall be referred in the first instance to the Sellers. The Sellers shall have 7 days from receipt of notification to confirm to the Buyer in writing that they will deal with the complaint themselves and the Buyer agrees to use reasonable endeavours to supply any necessary replacement goods to the Sellers at manufacturing cost.

       9.4.2 if the Sellers do not so notify the Buyer, the Buyer will use reasonable endeavours to resolve the complaints itself. Such resolution may include the supply of any replacement goods and the carrying out of any remedial services.

               If the Buyer considers that it is unable to resolve the complaint, it shall refer the complaint to the Sellers who shall be responsible at their own expense for resolving the same;

       9.4.3 each party will provide any information or assistance reasonably requested by the other in dealing with complaints under this clause;

       9.4.4 the Sellers will reimburse the Buyer within 14 days of written demand all reasonable and proper expenses and costs incurred by the Buyer in dealing with complaints under this clause;

       9.4.5 if the Sellers fail to notify the Buyer in accordance with clause 9.4.1 above the Buyer shall be free to deal with complaints in a manner which it considers to be consistent with the maintenance and preservation of the goodwill of the Businesses;

       9.4.6 without prejudice to the Buyer's rights to make a claim pursuant to the Warranties or any other provision of this agreement the Buyer shall indemnify the Sellers in respect of any claims, losses or costs which it suffers arising from the operation of the Businesses after Completion.


10     COMPLETION STATEMENT

10.1 Immediately after Completion the Buyer's and the Sellers shall together complete a physical stocktake of the Assets.

10.2 As soon as practicable after completion of the stock take, and in any event no later than 17 September 1999, the Sellers shall provide all information to the Buyer's Accountants reasonably necessary for them to prepare the Completion Statement including (for the avoidance of doubt) the financial statements of the
       Businesses for the 12 month period ending 31 August 1999.   Within
       three weeks of receipt of all such information by the Buyer's Accountants, the Buyer's Accountants shall carry out an audit of the financial statements of the Businesses for the 12 month period ending 31 August 1999 and shall deliver to the Sellers' Accountants a draft Completion Statement stating the Aggregate net Assets, the Debts and the Creditors each determined on the same basis as the Accounts, in accordance with the Act and with United Kingdom generally accepted accounting principles and applicable accounting standards and on the basis that:

       10.2.1 the Businesses are going concerns and are being purchased as such;

       10.2.2 fixed assets are to be depreciated on a historical cost basis and included at the written down book value and are;

       10.2.3 work in progress shall be valued on the basis only of direct material, direct labour and manufacturing expenses directly attributable thereto;

       10.2.4 stock is assessed and valued in accordance with the Sellers' standard accounting practice ; and

       10.2.5 any Debts which have not been paid within 90 days of invoice shall be ascribed a nil value but shall be reinstated if recovered after Completion but before the Completion Statement is agreed or determined.

10.3 Subject to the Sellers complying with 10.2, if the Completion Statement is not delivered in accordance with clause 10.2 above on or before the 18 October 1999, the Sellers shall be entitled to instruct the Sellers' Accountants to prepare the Completion Statement and in such circumstances references to the Buyer's Accountants shall be deemed to be a reference to the Sellers' Accountants, references to the Sellers' Accountants shall be deemed to be a reference to the Buyer's Accountants, references to the Buyer shall be deemed to be reference to the Sellers and references to the Sellers shall be deemed to be a reference to the Buyer for the purposes of this clause 10. In such circumstances the Sellers' Accountants' reasonable and proper costs incurred in the preparation of the Completion Statement will be paid by the Buyer.

10.4 The Completion Statement will include a statement of the Price adjusted as necessary as required under clauses 4.2, 4.3 and 4.4 above.

10.5 Subject to the Sellers' Accountants signing a "hold harmless letter" in favour of the Buyer's Accountants and in a form reasonably satisfactory to the Buyer's Accountants, the Sellers' Accountants shall be entitled on reasonable notice and during business hours to inspect the Buyer's Accountants' working papers and such other documents as may be reasonably necessary in order to verify that the calculation of the Price and the Aggregate Net Assets, the Debts and the Creditors has been carried out in accordance with this agreement.

10.6 If the Sellers notify the Buyer in writing of their agreement with the draft Completion Statement, or the parties resolve any matter notified to the Buyer pursuant to clause 10.7 between themselves, such statement (or amended statement as the case may be) shall constitute the Completion Statement and the Price the Aggregate Net Assets, the Debts and the Creditors set out therein shall be final and binding upon the parties (save in the event of manifest error).

10.7 The Sellers shall notify the Buyer in writing within 15 working days of receipt of the draft Completion Statement pursuant to clause 10.2 if they do not agree with the draft Completion Statement on the basis that the Completion Statement has not been prepared in accordance with the provisions of this clause 10 and specifying in reasonable detail the particular matter or item in respect of which objection is raised. The Sellers' Accountants will be entitled to submit questions in writing to the Buyer's Accountants concerning the presentation of the Completion Statement. The parties shall instruct their respective Accountants to consider the objections raised in a bona fide attempt to resolve any questions or disputes which may arise. If the parties cannot resolve the matter in dispute within 30 days of the date on which the Sellers notify the Buyer of their disagreement, the matter may be referred to an independent firm of accountants for resolution in accordance with clause 18.

10.8 If no notification is given by the Sellers in accordance with clauses 10.6 or 10.7 they shall be deemed to have agreed the draft Completion Statement and such statement shall constitute the Completion Statement and the Price the Aggregate Net Assets, the Debts and the Creditors set out therein shall be final and binding upon the parties (save in the case of manifest error).

10.9 If the Price included in the Completion Statement is greater than GBP3,885,000 then the Buyer shall be liable to the Sellers for the amount of such excess. The parties shall jointly direct the Buyer's Solicitors and the Sellers' Solicitors to ensure that an amount equal to the excess is paid out of Escrow Agreement No. 2 to the Sellers and to pay any amount remaining in Escrow Account No. 2 to the Buyer. If the Buyer's liability to the Sellers pursuant to this clause exceeds the amount in Escrow Account No. 2 the Buyer shall satisfy such liability by way of a banker's draft or telegraphic transfer within 10 Working Days of the agreement or other determination (as the case may be) of the Completion Statement.

10.10 If the Price is less than GBP3,885,000 then the Sellers shall be liable to the Buyer for the amount of such deficit and the Sellers shall satisfy such liability by way of a banker's draft or telegraphic transfer within 10 Working Days of the agreement or other determination (as the case may be) of the Completion Statement. In addition the parties shall jointly direct the Buyer's Solicitors and the Sellers' Solicitors to pay all amounts in Escrow Agreement No. 2 to the Buyer within 10 Working Days of the agreement or other determination (as the case may be) of the Completion Statement.

10.11 In all cases the Buyer's Solicitors and the Sellers' Solicitors shall not be obliged to pay from Escrow Account No. 2 more than GBP743,000 plus any accrued interest thereon less any deductions they are required to make therefrom.

11     THE DEBTS

11.1 The Buyer agrees that it will if so requested by the Sellers act as agent for the Sellers and use all reasonable endeavours at the Sellers' expense to collect the Debts. The Buyer will hold any payments which it receives in respect of the Debts upon trust for the relevant Seller and for the first 120 days after Completion will account to the Sellers for the same on a fortnightly basis (without any deduction or set off), failing which any sums collected but not delivered to the Sellers will bear interest at the Specified Rate from the date upon which the Buyer should have accounted to the Sellers to the date of payment in full to the Sellers. After that time the Buyer will account to the Sellers on a quarterly basis in arrears for any Debts which it receives.

11.2 Payments of debts made by a customer who owes money in connection with either of the Businesses both to the Sellers and to the Buyer shall (in the absence of manifest error) be attributable to those debts in respect of which he expressly apportions his payment at or before the time of payment or, if he makes no such apportionment to the debt first in time inccurred by him which remains outstanding.

11.3 The Buyer shall not be required to institute or threaten any legal proceedings or terminate any supplies or to take any steps for the recovery of the Debts which are not at present part of the normal routine of the Sellers in the collection of debts.

11.4 During the period of 120 days immediately following Completion, the Sellers will not themselves take any steps to collect the Debts (including, without limitation, instituting or threatening to institute any legal proceedings) and will not do anything to hinder their collection by the Buyer. If the Sellers should receive any communication or payment in respect of such a Debt it will immediately give details of it to the Buyer in writing and the Buyer will be under no further obligation or liability in respect thereof.

11.5 Following expiry of the period of 120 days following Completion the Sellers alone shall be responsible for the collection of any Debts and the Buyer will have no further obligations or liabilities in respect thereof.


12     THIRD PARTY CONSENTS

12.1 The parties shall use reasonable endeavours to obtain the consent or approval of any person who is not a party to this agreement to the transfer to the Buyer of the benefit of any of the Purchased Contracts and where necessary an appropriate deed of variation or novation in respect of any such Purchased Contract (provided that the Sellers shall keep the Buyer fully indemnified against any costs or expenses incurred or suffered by it in so doing subject to a maximum liability in any event of GBP10,000).

12.2 If any such variation, novation, consent or approval has not been received at or prior to Completion until such variation, novation, consents or approvals are obtained:

       12.2.1 this agreement shall not constitute an assignment or attempted assignment of any such Purchased Contract whose terms would be broken by an assignment or attempted assignment;

       12.2.2 the assignment of each such Purchased Contract shall be conditional upon such variation, novation, consent or approval, which the Sellers shall use their reasonable endeavours to obtain as soon as practicable;

       12.2.3 until such time as such variation, novation, consent or approval is received to the satisfaction of the Buyer, the Sellers shall be deemed to be holding the benefit thereof in trust for the Buyer; and

       12.2.4 in the event that any such variation, novation, consent or approval is not obtained in respect of any of the Purchased Contracts (other than sales contracts) within 30 days after Completion, the Buyer shall have the right to elect that the appropriate item be excluded from the sale and purchase hereunder and in such event there shall be refunded to the Buyer the part of the Price fairly allocable to the item in question. Any dispute as to the amount so allocatable shall be resolved under clause 18.


13     EMPLOYEES AND PENSIONS

13.1 By virtue of the Regulations all the Sellers' rights, duties, powers, liabilities and obligations (other than those in respect of the Pension Scheme and any other Occupational Pension Scheme insofar as they are excluded from the application of the Regulations by Regulation 7 of the Regulations or any other of the Regulations) in respect of any contract of employment with the Employees still in force immediately before Completion shall be transferred to the Buyer.

13.2 The Sellers shall keep the Buyer fully and effectively indemnified from and against all Losses arising out of or in connection with:

       13.2.1 the acts or omissions of the Sellers in relation to the employment of the Employees and Excluded Employees during the period when they were employed by the Sellers; and

       13.2.2 any other employees of the Sellers whether before or after Completion.

13.3 The Sellers shall keep the Buyer fully and effectively indemnified against:

       13.3.1 all emoluments and outgoings in respect of the Excluded Employees or any self employed persons of the Sellers, (including without limitation all wages, bonuses, commission, PAYE, national insurance contributions, pension contributions, accrued holiday entitlement and otherwise, up to Completion); and

       13.3.2 all Losses arising due to or in connection with the termination of the employment of any of the Excluded Employees by the Sellers (or on any resignation of any of the Excluded Employees) and the engagement of any self employed person of the Sellers, including (but not limited to) redundancy, unfair, wrongful or constructive dismissal, sex, race or disability discrimination in each case whether before or after Completion and against all costs, damages, fines, judgements, expenses and liability whatsoever reasonably incurred in relation to such claim; and

       13.3.3 all actions, proceedings, costs, claims, demands, awards, fines, orders and liabilities whatsoever arising or having their cause of action in connection with the acts or omissions of the Sellers or any of them in relation to the employment of the Excluded Employees by the Sellers prior to Completion and any claim by any person from any act or omission of any of the Excluded Employees prior to Completion; and

       13.3.4 any emoluments, outgoings, actions, proceedings, costs, claims, demands, awards, fines, orders, liabilities or Losses incurred by the Buyer in connection with the transfer of the contract of employment of Ray Thompson to the Buyer on or after Completion.

       13.3.5 any Losses incurred by the Buyer in connection with any claims made by Alistair Lewis in connection with the termination of his employment following Completion.

13.4 The Sellers shall keep the Buyer fully and effectively indemnified against all Losses arising due to or in connection with the termination of the employment of Angela Cooper by the Seller or the Buyer including (but not limited to) redundancy, unfair, wrongful or constructive dismissal, sex, race or disability discrimination claims whether before or after Completion and against all costs, damages, fines, judgements, expenses and liabilities whatsoever reasonably incurred in relation to such claim.

13.5 The Sellers will fully indemnify the Buyer against all Losses against any action or claim by any Employee or Excluded Employee or by any representative of the Employees or Excluded Employees or any of them by virtue of:

       13.5.1 Regulations 10 and 11 of the Regulations arising out of a failure of the Sellers to inform and consult with a representative with regard to affected employees as defined in the Regulations provided that the Buyer complied prior to Completion with the requirements of Regulation 10(3) of the Regulations; and

       13.5.2 any termination of the employment of any Employee (or on the resignation of any Employee prior to Completion provided that such termination or resignation does not result from any statement or act by or on behalf of the Buyer prior to Completion.

13.6 If any transfer of a contract of employment of a person who is not one of the Employees is deemed to have been effected between the Buyer and such person as a result of the provisions of Regulation 5 of the Regulations:

       13.6.1 the Buyer may, within 28 days of becoming aware of the application of Regulation 5 to any such contract, give notice to terminate such contract; and

       13.6.2 the Sellers shall keep the Buyer fully indemnified against all losses of any nature arising out of or in connection with such termination and against any such sums payable to or in relation to such person in respect of his employment from Completion to the date of such termination.

13.7 The Buyer shall for a period of 12 months following Completion at the Sellers' request and cost make available to the Sellers for inspection and allow the Sellers to take copies of those documents of the Businesses acquired by the Buyer which relate to the Employees' employment prior to Completion.

13.8 The Sellers agree to fully indemnify and keep fully indemnified the Buyer against any and all Losses which the Buyer may suffer directly or indirectly arising out of:-

       13.8.1 The non-performance by the Buyer of any duties, liabilities, obligations or responsibilities which were owed by the Sellers in respect of any of the Employees in connection with the Pension Scheme prior to Completion and which transfer to the Buyer on Completion by virtue of the application of the Regulations; and/or

       13.8.2 The non-payment by the Buyer of any payments, interest or penalties on any loan or other arrangement under which the Sellers have become or will become liable to repay any money or other sums to the Pension Scheme and/or the trustees of the Pension Scheme; and/or

       13.8.3 Any other matter whatsoever in connection with the Pension Scheme for which the Buyer becomes liable.

13.9 In the event actions, claims or proceedings are commenced against the Sellers and/or the Buyer by the Employees or any of them or the Excluded Employees, the Sellers and the Buyer shall use their best endeavours to agree the course of action to be taken whether by way of defence, settlement or compromise (or otherwise and howsoever) of any such claim and each shall afford to the other assistance in such course of action as shall be reasonable in the circumstances including making available witnesses as appropriate for the purpose. Each party shall be liable for such costs, claims, demands, liabilities and expenses as may arise in accordance with the provisions of this clause 13 or in absence of provision, shall bear their own costs.


14     THE WARRANTIES

14.1 The Warrantors warrant and represent to the Buyer on the terms of the Warranties only.

14.2 The Warranties are given subject to matters fully, fairly and specifically disclosed in the Disclosure Letter.

14.3 The Sellers acknowledge that the Buyer has entered into this agreement in reliance upon the Warranties.

14.4 Without restricting the rights of the Buyer or otherwise affecting the ability of the Buyer to claim damages on any other basis available to it in the event that the subject matter of any Warranty Claim affects the value of the Assets, the Sellers hereby undertake to keep the Buyer fully and effectively indemnified from and against all and any diminution in the value of the Assets and associated Losses suffered or incurred by the Buyer arising out of or in connection with such breach.

14.5 Each of the Warranties is separate and independent. They are not limited by reference to any other Warranty or part of this agreement.

14.6 All Warranties which relate to the Warrantors' or the Sellers' knowledge, information, belief or awareness are given by them after having made all due and proper enquiries into the relevant matter. For the avoidance of doubt this clause does not apply to clause 14.9.

14.7 The Sellers hereby agree with the Buyer to waive any rights which they may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by any of the Employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

14.8 Save in the case of fraud, wilful non-disclosure or wilful, reckless or negligent misrepresentation by any of the Warrantors, where there shall be no limit on the liability of the Warrantors, the liability of the Warrantors in respect of any claim by the Buyer in respect of any breach of the Warranties ("a Warranty Claim") shall be limited as follows:

       14.8.1 There shall be disregarded for all purposes any breach of any of the Warranties in respect of which the amount which the Buyer would otherwise (but for the provisions of this clause 14.8.1) be entitled to recover would be less than GBP2,500.

       14.8.2 The Buyer shall not be entitled to recover any amount in respect of a breach of the Warranties unless the amount recoverable, when aggregated with all other amounts recoverable for breach of the Warranties exceeds GBP25,000 in which event the Buyer shall be entitled to bring a Warranty Claim in respect of the full amount and not just the excess.

       14.8.3 Subject to clause 14.8.4 below the total liability of the Warrantors in respect of all and any Warranty Claims shall not exceed the amount of the Price received by the Sellers pursuant to this agreement.

       14.8.4 The liability of the Warrantors for each Warranty Claim pursuant to Warranty 14.8, Warranty 14.9 or Warranty 14.11 shall be limited to GBP100,000 provided that the Warrantors are able to demonstrate to the reasonable satisfaction of the Buyer that prior to Completion none of the Warrantors were aware of any matter which would or might give rise to a claim by the Buyer pursuant to Warranty 14.8 and/or Warranty 14.9 and/or Warranty 14.11 following Completion.

       14.8.5 The Warrantors shall have no liability in respect of any Warranty Claim to the extent that:

               14.8.5.1 a specific, identified provision or reserve in respect of the liability or other matter giving rise to the claim was made in the Accounts or the Completion Statement;

               14.8.5.2 the claim in question would not have arisen but for a voluntary act or transaction (which could reasonably have been avoided) carried out other than in the ordinary course of business by the Buyer after the date of this Agreement;

               14.8.5.3 the claim in question arises or is increased as a result of:

                         14.8.5.3.1 any act or omission of the Sellers prior to Completion at the prior written request or with the prior written consent of the Buyer;

                         14.8.5.3.2  any act or omission compelled by law;

                         14.8.5.3.3 any increase in rates of Taxation or a change in the law or published practice of a Revenue Authority made after the date of this agreement with retrospective effect; or

                         14.8.5.3.4 the passing or coming into force of any change in any enactment, law, regulation, directive, requirement or any practice of any government, government body, or agency or regulatory body (including but not limited to statutory concessions of the Inland Revenue) after the date of this agreement whether or not having a retrospective effect;

               14.8.5.4 the Buyer has claimed a reduction in the Price pursuant to clause 4.2 and/or clause 4.3 above.

       14.8.6 If any matter comes to the notice of the Buyer which it is aware will give rise to a liability under the Warranties the Buyer shall:

               14.8.6.1 as soon as reasonably practicable, give written notice of that matter to the Sellers on behalf of the Warrantors specifying sufficient details of the matter to enable the Warrantors to identify the nature of the potential liability and, so far as is practicable, an estimate of the amount likely to be claimed in respect of it;

               14.8.6.2 not make any admission of liability, agreement or compromise with any person, body or authority in elation to the matter without the prior written onsent of the Sellers on behalf of the Warrantors, such consent not to be unreasonably withheld or delayed;

               14.8.6.3 so far as it is reasonably able, give the Sellers on behalf of the Warrantors and their professional advisers on reasonable notice and during business hours access to the premises and personnel of the Buyer and to any of the relevant Assets within the power or control of the Buyer so as to enable the Warrantors and their professional advisors to consider the Warranty Claim; and

               14.8.6.4 subject to the Warrantors indemnifying the Buyer to the Buyer's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred or suffered, take such action as the Sellers (on behalf of the Warrantors) may reasonably request to avoid, dispute, resist, compromise or defend any claims arising out of the matter in question provided that if the Buyer reasonably believes that if any such action will prejudice the goodwill of its business, it may refuse to take such action.

       14.8.7 The Warrantors shall cease to have any liability for breach of:

               14.8.7.1 any of the Warranties relating to a matter other than Taxation on the expiry of a period of 18 months from Completion; and

               14.8.7.2 the Warranties relating to Taxation on the expiry of the period of 7 years from Completion except in either case in respect of a Warranty Claim of which the Buyer gives notice to the Sellers on behalf of the Warrantors before the expiry of such period in accordance with clause 14.8.6.1. The liability of the Warrantors in respect of any Warranty Claim shall terminate absolutely if proceedings in respect of it shall not have been commenced by being both issued and served on the Warrantors within six months of the giving of notice of that Warranty Claim provided that if notice of a Warranty Claim the subject matter of which is contingent be given, such time period shall not start to run until the subject matter ceases to be contingent.

       14.8.8 If the Buyer is or may be entitled to recover from some other person any sum in respect of any matter giving rise to a Warranty Claim, subject to its being fully indemnified by the Warrantors to its reasonable satisfaction against any liability, costs, damages or expenses which it may incur or suffer in so doing, the Buyer shall procure that all reasonable steps are taken to enforce recovery and, if any sum is so recovered, then either the amount payable by the Warrantors in respect of that Warranty Claim shall be reduced by an amount equal to the sum recovered less the Buyer's costs of such recovery or (if any amount shall already have been paid by the Warrantors in respect of that Warranty Claim) there shall be repaid to the relevant Warrantor(s) an amount equal to the amount recovered or (if less) the amount of such payment in each case less the costs of the Buyer incurred in such recovery.

       14.8.9 The amount of any Warranty Claim shall take into account the amount of any reduction in or relief from taxation arising by virtue of the loss or damage in respect of which the Warranty Claim is made.

       14.8.10 The Buyer shall not be entitled to recover damages in respect of any Warranty Claim or otherwise obtain reimbursement or restitution more than once in respect of the same fact or subject matter unless the Buyer suffers further loss from such circumstances following satisfaction of the original claim, in which circumstances it may make a Warranty Claim in accordance with the terms of this agreement only in respect of the further loss.

14.9   The Buyer warrants to the Warrantors that:

               14.9.1.1 it has full power to enter into and perform this agreement and this agreement constitutes, and all documents which are to be delivered by it at Completion will when executed, constitute, binding obligations on the Buyer; and

               14.9.1.2 it has not entered into this agreement in reliance on any warranties, representations, assurances or information other than the Warranties (as qualified by the Disclosure Letter); and

               14.9.1.3 it is not at the date of this agreement actually aware that it has the right to make a Warranty Claim.

14.10 Subject to the relevant trustee having complied fully with its obligations under clause 14.11 below (and without prejudice to that trustee's obligations under clause 14.11) the maximum amount for which each Trustee is liable in respect of claims brought for breach of warranty or under any guarantee shall not exceed:

       14.10.1 in respect of the DT Trustees, the value for the time being of the capital of the DT Trust;

       14.10.2 in respect of the PF Trustees, the value for the time being of the capital of the PF Trust; and

       14.10.3 in respect of the LP Trustees, the value for the time being of the capital of the LP Trust.

14.11 If during the period commencing with the date of this agreement and ending on the expiry of a period of 24 months from Completion, as a result of any distribution of the whole or any part of the capital of any Trust Fund or the appointment of new trustees the same ceases to be retained by the present Trustees then the present Trustees shall procure that their successors as trustees or (as the case may be) the recipient or recipients of the distributed capital enter into a direct covenant with the Buyer and its successors in title agreeing to be bound by the terms of this agreement as though it or they were a party to this agreement (or enter into such alternative arrangements for the protection of the Buyer or its successors in title as are approved by the Buyer or its successors in title (where appropriate)) in respect of the amount of the Trust Fund for which it/they become(s) responsible as trustees or which he/they receive(s) as recipient of the distributed capital. In such circumstances the liability of the relevant present Trustees shall thereafter be restricted to the net amount or value of such part (if any) of the capital of the relevant Trust Fund as is retained by them. However, if the relevant present Trustees fail to procure the giving of such a direct covenant (or the making of alternative arrangements) the liability of the present Trustees shall in addition to extending to the net amount or value from time to time (if any) of any retained capital extend also to the amount or value (as at the date when it ceases to be retained by the present Trustees) of any capital which ceases to be retained by them following the appointment or distribution. The above provisions in this clause 14.11 shall bind each Trustee in respect of the trust of which it is a Trustee. Accordingly the expression "Trust Fund" shall mean:

14.12  in the case of the DT Trustees, the DT Trust;

14.13  in the case of the PF Trustees, the PF Trust; and

14.14  in the case of the LP Trustees, the LP Trust.

15     CONTINUING OBLIGATIONS

15.1 The Sellers, Icon and the Trustees recognise the paramount importance to the Buyer of the protection of the interests of the Businesses which is reflected in the Price. Accordingly, they are prepared to enter into the commitments contained in this clause to ensure that such interests are properly protected.

15.2 For the period of 12 months after Completion the Sellers, Icon and the Trustees will:

       15.2.1 supply to the Buyer such information (other than any which is public knowledge) as it may reasonably require in connection with the Businesses; and

       15.2.2 recommend and introduce the Buyer to customers, suppliers and professional contacts of the Businesses.

15.3 For a period of 12 months after Completion the Sellers, Icon and the Trustees will pass on promptly to the Buyer all enquiries and orders relating to the Businesses which it receives.

15.4 The Sellers, Icon and the Trustees jointly and severally undertake that they shall not for a period of 12 months after Completion without the Buyer's prior written consent:

       15.4.1 carry on or be engaged, concerned or interested directly or indirectly in any of the Restricted Activities within the United Kingdom, Eire and Germany;

       15.4.2 be involved in any way with the businesses carried on by Berkeley Products Limited, Expamet Building Products Limited, Caradon Catnic Limited Blue Hawk, Wincrow Limited, Halfen Limited and Ancon CCL (Newmont PLC);

       15.4.3 solicit or knowingly accept any orders, enquiries or business in respect of any of the Restricted Activities from any Customer;

       15.4.4 divert away from the Businesses and/or the Buyer any orders, enquiries or business in respect of the Restricted Activities from any Customer;

       15.4.5 procure or induce or endeavour to procure or induce any of the Employees of the Businesses who are either engaged in a senior or managerial capacity or who have had direct contact with Customers in the course of their duties to cease working for the Buyer; or

       15.4.6 seek to interfere with the ongoing relationships between the Businesses and/or the Buyer and its professional and business contacts which have been established prior to Completion.

15.5 The Sellers, Icon and the Trustees jointly and severally undertake that they will not at any time after Completion without the Buyer's prior written consent:

       15.5.1 use the names "Furfix, Easy Arch, Ceejay and/or Panther" or any name identical to or likely to be confused with a name used in connection with the Businesses prior to Completion (and for this purpose the expression "name" includes a company or trading name);

       15.5.2 hold themselves out as having any continuing connection with the Businesses;

       15.5.3 make any public announcement regarding the Businesses or this transaction; or

       15.5.4 disclose or use any trade secrets or confidential information (other than any which is public knowledge) relating to the Businesses which they have acquired prior to Completion.

15.6 Except as specified in clause 15.7 the restrictions set out in clauses 15.4 and 15.5 are to prevent each of the Sellers, Icon and the Trustees from acting on their own behalf or jointly with or as agent, manager, employee, consultant, director or shareholder of any other person, firm, company or body.

15.7   Nothing in this clause is to prevent:

       15.7.1 Paul Furr from properly performing his duties under his Letter of Employment; or

       15.7.2 the Trustees, the Sellers or Icon from holding for investment purposes up to 5% of the issued share capital of a company whose shares are dealt in or quoted on a recognised stock exchange.

15.8 Each of the commitments contained in this clause 15 gives rise to a separate obligation independent of the others.

15.9 The parties consider the commitments contained in this clause to be reasonable as between themselves and the public interest as, specifically with reference to the manufacture and marketing of building products in the United Kingdom, any lesser commitment would not give the Businesses an opportunity to succeed. If, however, any of them are found by a court to be unreasonable and unenforceable but would be reasonable and enforceable if certain words were deleted, then the commitments shall apply with those words deleted.

15.10 The Buyer may by written notice to the Sellers and/or Icon and/or the Trustees vary by one or more stages the terms of any part of this clause as it may apply to it by reducing (but not increasing):

       15.10.1 the period during and/or the activities to which the commitments are to apply; and/or

       15.10.2 the geographical area to which the commitments relate.


16     RESTRICTIVE TRADE PRACTICES ACT

16.1 If any provision of this agreement or the Ancillary Documents is a Registrable Restriction the following shall apply:

       16.1.1 each of the parties shall either independently or together with the other parties furnish this agreement and the Ancillary Documents to the Director General of Fair Trading within 3 months of the date of this agreement;

       16.1.2 none of the parties will give effect to, or enforce or purport to enforce any Registrable Restriction until the day following the day on which the particulars of that Registrable Restriction are furnished to the Director General of Fair Trading in accordance with the provisions of the Restrictive Trade Practices Act 1976.


16.2 The parties agree that if this agreement and the Ancillary Documents are not furnished in accordance with the provisions of clause 16.1.1, then any Registrable Restriction (whether contained in this agreement or not) forming part of the arrangement of which this agreement is itself part shall be void and no party shall seek to enforce such Registrable Restriction.


17     GUARANTEE

17.1 In consideration of the Buyer entering into this agreement, the Guarantors hereby jointly and severally guarantee to the Buyer the due and punctual performance of all the obligations of the Sellers arising under this agreement. In addition the Guarantors jointly and severally agree that they will as principal obligor indemnify the Buyer immediately on demand in respect of:

       17.1.1 any sums which cannot be recovered from any one or more of them under this guarantee; and

       17.1.2 all Losses which it may suffer or incur as a result of their failure to perform the Sellers' obligations under this agreement pursuant to this guarantee provided that in each case the Buyer has served notice on the Sellers demanding performance or payment.

17.2 The obligations of the Guarantors under this guarantee and indemnity shall not be affected in any way by any act, omission, matter or thing whatsoever which but for this provision might operate to release them from their obligations hereunder.


18     INDEPENDENT ACCOUNTANTS

18.1 If any difference of opinion arises between the parties or their respective accountants, in relation to any provision of this agreement in respect of which a party is expressed to have the right to refer such matter for determination by an independent firm of accountants pursuant to this clause 18, subject to any time period referred to in the relevant provision during which the parties must seek to resolve the dispute before referring it to an independent firm having expired, either party may refer the matter to an independent firm of accountants for resolution as follows:

       18.1.1 the independent firm shall be jointly agreed by the parties or, if no agreement is reached within 10 days after either party notifies the other that it wishes to appoint a firm under this clause, shall be appointed at the request of either party by the President of the Institute of Chartered Accountants in England and Wales;

       18.1.2 the independent firm shall be requested to resolve the matter in dispute applying the terms of this agreement;

       18.1.3 the determination of the independent firm shall be final and binding on both parties in the absence of manifest error;

       18.1.4 the costs of the independent firm shall be shared by the parties equally.


19     VALUE ADDED TAX

19.1 References in this clause 19 to "sections" and "Schedules" are to sections of and Schedules to the VATA.

19.2 The Buyer warrants to the Sellers that the Buyer is a taxable person within the meaning of section 3 with registration number GB642822150 and that the Buyer intends to use the Assets in carrying on the same kind of business as that carried on by the Sellers.

19.3 The Sellers and the Buyer shall use all reasonable endeavours to procure that the provisions of section 49 and Article 5 of the Value Added Tax Act (Special Provisions) Order 1995 apply to the sale and purchase of the Assets under this agreement and that no VAT shall be chargeable in respect thereof.

19.4 If any VAT becomes chargeable in respect of the sale of any of the Assets under this agreement, the amount so chargeable shall be paid by the Buyer to the Sellers on written demand two working days prior to the date on which the Sellers are liable to account for the same to HM Customs & Excise, provided that the Sellers have delivered a valid VAT invoice to the Buyer when requiring payment of VAT from the Buyer under this clause.

19.5 The Sellers warrant to the Buyer that they have not made any election under paragraph 2 of Schedule 10 in respect of the Premises


20     NOTICES

20.1 Any notice given under this agreement is to be in writing signed by or on behalf of the party giving it. The notice may be served by leaving it at or sending it by prepaid first class post to the parties at the appropriate address set out above or such other address within the United Kingdom as may be notified by any party to the others from time to time.

20.2   Any notice so served is deemed to have been received:

       20.2.1  in the case of personal service, on delivery; and

       20.2.2 in the case of pre-paid first class post, 48 hours from the date of posting,

       except that where under the provisions of clause 20.2.2 a notice would be deemed to be received on a day which is not a Working Day, the notice shall instead be deemed to be received at 9.00 am on the next Working Day.

20.3 For notices sent by post it will be sufficient in proving service to establish that the envelope containing the notice was properly stamped, addressed and posted.

21     COSTS

21.1 Each of the parties is to be responsible for its own costs relating to the preparation, negotiation and execution of this agreement.


22     CONFIDENTIALITY


22.1 Except to the extent required by law no announcement concerning the terms of or any matters contemplated by this agreement or any matter ancillary to it shall be made by or on behalf of any party to the agreement except with the prior written approval of the others.


23     COUNTERPARTS

23.1 This agreement may be executed in any number of counterparts and by the several parties to it on separate counterparts, each of which when so executed shall constitute one document.


24     REMEDIES AND WAIVER

24.1 The rights, powers and remedies provided in this agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

24.2 Unless expressly stated otherwise, all obligations of the Sellers and the Guarantors under this agreement are joint and several obligations.

24.3 No delay or omission of the Buyer in exercising any of its rights, powers or remedies pursuant to this agreement shall operate to impair or be construed as a waiver of such right, power or remedy. No single or partial exercise or non-exercise of any right, power or remedy shall in any circumstances preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

24.4 For the avoidance of doubt the Buyer shall be entitled to set-off any amounts properly due to it pursuant to this agreement against any amount due from it to the Sellers. In addition while a Warranty Claim remains outstanding the Buyer shall be entitled to withhold any amount due from it to the Sellers pending resolution of such claim.

24.5 Any waiver of a breach or default of the terms of this agreement shall not constitute a waiver of any subsequent breach or default.

25     ENTIRE AGREEMENT

25.1 This agreement (together with the various documents referred to in it) constitutes the entire agreement between the parties relating to the sale and purchase of the Businesses and the Assets. No variation of this agreement shall be effective unless it is in writing and signed by or on behalf of all of the parties.

25.2 Except to the extent repeated in this agreement or any of the documents referred to in it:

       25.2.1 this agreement and those documents supersede and extinguish any pre-contractual statements;

       25.2.2 each party acknowledges that in entering into this agreement and those documents it places no reliance on any pre-contractual statement.

25.3 Except in the case of fraud, no party shall have any right of action against any other party to this agreement arising out of or in connection with any pre-contractual statement.


26     FURTHER ASSURANCE

26.1 All provisions of this agreement which have not been performed in full at Completion are to remain in full force and effect notwithstanding Completion.

26.2 The Sellers, Icon and the Trustees (at their own expense) shall do all acts and execute all deeds and documents reasonably required by the Buyer to validly transfer the Businesses and the Assets to the Buyer and to assure to it the rights agreed to be granted to it under this agreement.


27     BENEFIT AND BURDEN

27.1 This agreement is binding on and shall ensure for the benefit of the successors-in-title and personal representatives of the parties. In the case of the Buyer this includes any successor-in-title to the Businesses or a material and substantial part of it.

27.2 The Buyer may assign all and any of its rights under this agreement.

28     GOVERNING LAW AND SUBMISSION TO JURISDICTION

28.1 This agreement shall be governed by and construed in accordance with English law and the parties hereto submit to the non-exclusive jurisdiction of the English courts for the purpose of enforcing any claim arising hereunder.

IN WITNESS of which this document has been executed and, on the date set out above, delivered as a deed.

                                SCHEDULE 1
                                WARRANTIES

The Warrantors give the following warranties and representations:

1      Information

1.1 All information contained in or referred to in the Disclosure Letter is true, complete and accurate in all respects. The Sellers are not aware of any fact or matter not disclosed in the Disclosure Letter which either:

       1.1.1 renders any such information incomplete, untrue, incorrect or misleading; or

       1.1.2 might reasonably affect the willingness of a buyer to buy the Assets or the Businesses on the terms of this agreement.

1.2 The details contained in the recitals and Schedule 2 to Schedule 14 (inclusive) are true and accurate in all respects and are not misleading in any respect.

1.3 The Warrantors are not aware of any fact or matter not disclosed in writing to the Buyer which in their honest and reasonable opinion may render any such information (or other information, referred to or opinions expressed in such documentation) untrue, or incorrect in any material respect.


1.4 All opinions and expectations expressed in the Forecast Information are considered by each of the Warrantors to be reasonable and based on all relevant assumptions. The assumptions used are considered by the Warrantors to be reasonable and realistic in all circumstances. None of the Warrantors are aware of any fact or matter not disclosed in writing to the Buyer which in their honest and reasonable opinion may render any such opinions or expectations misleading in any material respect.

1.5 The Forecast Information was prepared in good faith after due and careful enquiry and the Warrantors believe that the projections and forecasts in the Forecast Information represent a realistic, reasonable and achievable plan in relation to the future operation of the business of the Buyer (including the Businesses).


2      Capacity

2.1 The Sellers have been duly incorporated and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Sellers or for an administration order in respect of the Sellers and no distress, execution or other process has been levied on any of its assets. The Sellers are not insolvent or unable to pay its debts for the purposes of Section 123 of the Insolvency Act 1986 and no administrative receiver, receiver or liquidator has been appointed by any person of its business or assets or any part thereof and no power to make any such appointment has arisen.

2.2 The execution and delivery of this agreement by the Sellers has been duly authorised and approved by its board of directors and each obligation expressed to be on the part of the Sellers will upon execution constitute a legally binding obligation on the part of the Sellers.

2.3 The execution and delivery of and the performance by the Sellers of their obligations pursuant to this agreement will not conflict with, result in a breach of or give rise to a right of termination of any obligation pursuant to:

       2.3.1   the memorandum or articles of association of the Sellers;

       2.3.2 any contract or agreement to which the Sellers are a party or subject; or

       2.3.3 any order, judgement, ordinance, regulation or other restriction imposed by any regulatory body or court having jurisdiction over the Sellers.


3      The Accounts

3.1    The Accounts:

       3.1.1   comply with the provisions of all relevant statutes;

       3.1.2 have been prepared in accordance with UK generally accepted accountancy principles and practices and on a basis consistent with previous years;

       3.1.3 fully and specifically disclose and make full provision or reserve for all actual liabilities of the Sellers;

       3.1.4 make full provision for or note (in accordance with UK generally accepted accountancy principles and practices) all capital commitments and contingent, unquantified or disputed liabilities of the Sellers and make provisions reasonably regarded as adequate for all bad and doubtful debts of the Sellers and stock valuation and fixed asset impairment provision; and

       3.1.5 show a true and fair view of the state of affairs of the Sellers and of their results and profits and cash flow for the accounting period ending on the Balance Sheet Date.

3.2    In the Accounts:

       3.2.1 depreciation of the fixed assets of the Sellers have been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

       3.2.2 slow moving stock has been written down appropriately and unrecoverable work in progress and redundant and obsolete stock has been wholly written off and the value attributed to the remaining stock did not exceed the lower of cost or net realisable value at the Balance Sheet Date on a going concern basis.

3.3 The bases and policies of accounting of the Sellers (including depreciation, bad debt provisioning, and valuation of stock and work in progress) adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Sellers for each of the last three preceding accounting periods.

3.4 The results shown by the Accounts were not materially affected by transactions of a nature not usually undertaken by the Sellers, circumstances of an extraordinary, exceptional or non-recurring nature or any other matter which has rendered profits or losses unusually high or low.

3.5 The Businesses have no liabilities, obligations or contingencies of any kind, whether absolute, contingent, unaccrued, asserted or unasserted, or otherwise, except liabilities, obligations or contingencies that were in existence on the Balance Sheet Date and are fully accrued or reserved in the Accounts, or that have been incurred after such date in the ordinary course of the Businesses.


4      Events since the Balance Sheet Date

4.1    Since the Balance Sheet Date:

       4.1.1 the Businesses have been carried on in the ordinary and usual course so as to maintain the same as a going concern without any interruption or alteration in, their nature, scope or manner;

       4.1.2 the Sellers have not disposed of any assets or assumed any liabilities (including, but not limited to, contingent, unquantified or disputed liabilities) otherwise than in the ordinary and usual course of carrying on the Businesses and consistent with past practice;

       4.1.3 the Businesses have not been adversely affected by any abnormal factor not affecting similar businesses;

       4.1.4 there has been no material deterioration in the customer relations of the Businessesor the financial position or prospects of the Businesses;

       4.1.5 there has been no change in the terms of employment including any increase in the rate of the remuneration of or change to the benefits received by the Employees;

       4.1.6 the Sellers have continued to pay their creditors in the ordinary course of business; and

       4.1.7 no property of the Sellers has been transferred, leased, mortgaged, sold, encumbered or made subject to any dealing, option or agreement except in the ordinary and usual course of the Businesses.


5      Taxation

5.1 The Sellers are not involved in any dispute with any tax authority concerning any matter likely to affect the conduct of the Businesses after Completion or any of the Assets and no such dispute is likely.

5.2 The Sellers have taken no action which would adversely affect the ability of the Buyer to claim capital allowance under Part I of the Capital Allowances Act 1990.

5.3 The Sellers have properly operated the PAYE system and accounted for national insurance contributions as required by law, and the Sellers have complied with their reporting obligations to the Inland Revenue, in respect of any benefits provided to any of the Employees.

5.4 None of the Assets are capital items in respect of which the Buyer may be required to make input tax adjustments under Part XV of the Value Added Tax Regulations 1995.

5.5 All VAT payable upon the importation of goods, and all customs and excise duties payable in respect of the Assets have been paid in full, and none of the Assets is liable to confiscation or forfeiture.

5.6 All documents (other than those which have ceased to have any legal effect) which are material to the title to any of the Assets have been duly stamped.

5.7 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to any of the Assets and none of the Assets are, or are likely to be, subject to an Inland Revenue charge as mentioned in Section 237 of the Inheritance Tax Act 1984.

5.8 No person is liable to capital transfer tax or inheritance tax attributable to the value of any of the Assets and in consequence no person has the power under Section 212 of the Inheritance Tax Act 1984 to raise the amount of such tax by the sale or mortgage of or by a charge on any of the Assets.


6      Legislation and Licences

6.1 The Sellers have conducted the Businesses in all respects in accordance with all applicable laws and regulations. There has been no violation of, or default with respect to, any statute, regulation, directive, order, decree or judgement of any court or any governmental agency of the United Kingdom or any foreign country which could have an adverse effect upon the Assets or the Businesses.

6.2 All necessary licences, consents, permits and authorities (public and private) have been obtained by the Sellers to enable the Businesses to be carried on effectively in the places and in the manner in which it is now carried on including, without limitation, the Data Protection Act 1998 and the Consumer Credit Act 1974. All such licences, consents, permits and authorities are valid and subsisting. The Sellers know of no reason why any of them should be suspended, cancelled or revoked.


7      Litigation

7.1 Neither the Sellers nor any person for whose acts or defaults the Sellers may be vicariously liable is engaged, whether as plaintiff or defendant or otherwise, in any legal action, proceedings or arbitration and is not being prosecuted for any criminal offence in connection with the Assets or the Businesses. There are no circumstances of which the Sellers are aware that are likely to lead to any such claim, legal action, proceedings, arbitration or prosecution.

7.2 The Sellers are not the subject of any official investigation or inquiry and are not aware of any facts which are likely to give rise to any such investigation or inquiry.



8      The Assets

8.1 The Sellers have good and marketable title to all the Assets free from any encumbrances, other third party rights, hire or hire purchase agreements, credit sale agreements, agreements for payment on deferred terms or bills of sale and any rights of any person to call for any of the same. All of the Assets are in the possession or under the control of the Sellers. The Assets comprise all of the assets necessary to carry on the Businesses as carried on by the Sellers.

8.2 All of the stock and work in progress of the Businesses is in good condition, of merchantable quality and capable of being sold in the ordinary course of business to a purchaser at the Sellers' full list prices less the rebates, discounts and allowances normally made in the ordinary course of business by the Sellers and set out in the Disclosure Letter.

8.3 The levels of stocks of raw materials, components, spare parts, packaging and other materials and finished products for use or sale in the Businesses are not materially different from the levels of such stocks at the same time in each of the last three years.


8.4 Neither the construction, positioning or use of any of the Assets themselves contravene any relevant provision of any legislation, regulation or other requirement having the force of law.

8.5 All of the Assets are in good repair having regard to their age and not subject to breakdown beyond the normal level of breakdown for such types of assets, are capable of being used for the purposes for which they were designed or acquired by the Sellers, and have throughout their period of ownership by the Sellers been maintained and serviced in accordance with their manufacturers' recommendations or under the supervision of any appropriately qualified person.

8.6 The Assets comprise all the fixed and loose plant, machinery, furniture, tooling, equipment, vehicles and other moveable assets used in the carrying on of the Businesses.

8.7 The Debts will be collectible in full within 90 days after the Completion Date subject to the Buyer using its reasonable endeavours to collect the same.


9      The Purchased Contracts

9.1    The Purchased Contracts do not include:

       9.1.1 any contract for the purchase or use by the Sellers of materials, supplies or equipment which is in excess of the requirements of the Businesses for its normal operating purposes or at prices higher than current market prices;

       9.1.2 any forward sale commitment at prices which would not produce a gross profit on completion of the sale;

       9.1.3 any contract for sale of goods or supply of services by the Sellers which contains warranties or conditions in favour of the purchaser broader in scope than warranties and conditions implied by law or as specified in the Sellers' standard conditions of sale (a true copy of which is attached to the Disclosure Letter) or incorporates discounts, commissions or prices calculated otherwise than in accordance with the Sellers' standard pricing structure, which is described in the Disclosure Letter;

       9.1.4 any unusual or onerous contract nor any contract which cannot be terminated without penalty or compensation on less than 12 months' notice;

       9.1.5 any contract restricting the Sellers' freedom of action in relation to the normal activities of the Businesses;

       9.1.6 any contract not made in the ordinary and usual course of the Businesses;

       9.1.7 any agency, distribution, marketing, purchasing, franchising or licensing agreement.

9.2 Each of the Purchased Contracts is freely assignable to the Buyer as contemplated by this agreement.

9.3 Each of the Purchased Contracts is in full force and effect and constitutes a legal, valid, binding and enforceable obligation of every party thereto, and none of the terms of the Purchased Contracts or compliance with any of them has been waived.

9.4 The execution, delivery and performance of this agreement will not constitute a breach, cancellation or termination of any of the terms and conditions of or constitute a default under any of the Purchased Contracts.

9.5    With respect to each of the Purchased Contracts:

       9.5.1 the Sellers have duly performed and complied in all material respects with each of their obligations thereunder;

       9.5.2 there has been no delay, negligence or other default on the part of the Sellers and no event has occurred which, with the giving of notice or passage of time, may constitute a default thereunder;

       9.5.3 the Sellers are under no obligation which cannot readily be fulfilled, performed or discharged by them on time and without undue or unusual expenditure or effort;

       9.5.4 the Sellers have the technical and other capabilities and the human and material resources to enable them to fulfil, perform and discharge all their outstanding obligations in the ordinary course of the Businesses and without realising a loss on completion of performance;

       9.5.5 there are no grounds for rescission, avoidance, repudiation or termination and the Sellers have not received any notice of termination; and

       9.5.6 so far as the Sellers are aware, none of the other parties thereto is in default thereunder.

9.6 None of the Purchased Contracts is one in which Icon plc is in any way directly interested.

9.7 Other than the Purchased Contracts, there are no contracts material to the Businesses.

9.8 There are no quotations or tenders of the Sellers which, if accepted by some third party, might lead to a legally enforceable agreement of the Sellers in relation to the Businesses.


10     Products

10.1 The Sellers have not delivered any goods in the course of the Businesses which have been defective or in any way failed to comply with the terms of sale thereof or with the requirements of law.
       The Sellers have not provided any services in the course of the Businesses which have been provided in a negligent manner or in any other manner which would entitle the recipient of such services to claim damages against the Sellers.

10.2 There is no defect in the design, construction or methods of manufacture of the goods sold in the course of the Businesses which would render such goods unsafe or adversely affect their merchantability and fitness for purpose.

10.3 There has been no claim in respect of personal injury or damage to property arising from use of any goods supplied in the course of the Businesses during the period of six years prior to the Completion Date.

10.4 During the period of six years preceding the Completion Date, there have not been any significant returns by customers, or recalls by the Sellers, in respect of goods supplied in the course of the Businesses. There are no outstanding claims or proceedings that indicate a repeated pattern of defects in goods, or failure of goods to meet acceptable safety or other standards over their useful life. All goods advertised or held out by the Sellers as listed or approved by any safety or rating agency anywhere in the world, comply fully with the requirements of such agencies, and no condition or event has occurred that would invalidate such listing or approval and no such listing or approval has been or is threatened to be cancelled or withdrawn.

10.5 The Sellers have adequate and valid insurance against product liability risks in relation to the Businesses and such insurance shall remain in force following the Completion Date.


11     Trading and associated matters

11.1   No action or transaction has been effected in consequence of which:

       11.1.1 the Buyer will become liable to refund in whole or in part any investment or other grant relating to the Assets or the Businesses; and/or

       11.1.2 any such grant for which application has been made by it will not or may not be paid or may be reduced.

11.2 The Sellers do not carry on the Businesses under licence or otherwise than as principal, and no agent, distributor, representative, supplier or other party (not being an employee) is entitled to any fixed or varying payment or credit in connection with the Businesses.

11.3 The Sellers do not use on their letterheads, brochures, sales literature or vehicles or otherwise carry on the Businesses under names other than their corporate names.

11.4 The Businesses do not use any assets which are owned by the present shareholders or directors of the Sellers, Icon plc, or any connected persons (as defined in section 839 of the Taxes Act).

11.5 The Sellers do not have outstanding in connection with the Businesses any of the following:

       11.5.1 any guarantee, indemnity, security or undertaking (whether or not legally binding) in favour of any customer or supplier of the Businesses;

       11.5.2 any lien or pledge or any obligation (including, but not limited to, a conditional obligation) to create a lien or pledge; or

11.6 any indebtedness other than indebtedness arising in the ordinary course of Businesses.Other than the Creditors, there are no suppliers to the Businesses who account for more than 5% of their purchases.

11.7 Other than the customers listed in Schedule 11, there are no customers of the Businesses who account for more than 5% of their purchases.

11.8 No customer has given notice that it no longer intends to deal with the Sellers or indicated an intention to materially reduce orders placed with the Sellers. The Sellers are not aware of any fact, matter or circumstance which may lead to customers or suppliers of the Businesses refusing to deal with the Buyer after Completion.

11.9 No supplier to the Sellers is entitled to charge interest in respect of any monies owed to it by the Sellers. The Sellers have no liability (whether actual or contingent) for unpaid interest in respect of the late payment of any invoice or other liability paid or settled prior to Completion.

11.10 None of the other operations or businesses of the Sellers in any way compete with or have in any way affected the Businesses or their trading results or performance.

11.11 None of the Sellers' records systems, controls data or information is recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including, but not limited to, any electronic, mechanical or photographic process whether computerised or not) which are not under the exclusive ownership and direct control of the Sellers. There has been no breach of any service or maintenance contract relevant to any such mechanical, electronic process or equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

11.12 The books and records of the Businesses accurately present and reflect all transactions entered into in relation to the Businesses, and have been properly maintained, in accordance with generally accepted accounting principles and applicable legislation in the United Kingdom. Such books and records are up to date and complete.


12     Employees

12.1 The Sellers have complied with all obligations imposed by statute, regulation, contract and common law relating to the Employees. They have maintained adequate and suitable records regarding the service of the Employees.

12.2 There is not outstanding any agreement or arrangement for the provision of either retirement or other benefits or relevant benefits (as defined in section 591(1) of the Taxes Act) for the Employees nor is there in existence any obligation to them with regard to retirement, death or disability.

12.3 There are no agreements or arrangements for profit sharing or for payment of any bonuses or incentive payments to the Employees.

12.4 The details of the Employees contained in Schedule 8 are true, accurate and complete. There are no other employees engaged in the Businesses. Schedule 8 contains full particulars of all remuneration payable and other benefits provided or which the Sellers are bound to provide (whether now or in the future) to each of the Employees including without limitation, all profit sharing, incentive and bonus arrangements to which the Sellers are a party, whether legally binding or not. There have been no changes in the rates of such remuneration or the terms and conditions of service of the Employees during the 12 months prior to Completion.

12.5 There is no fact, matter or circumstance entitling any of the Employees to terminate his contract of employment whether as a result of this agreement or otherwise. The Sellers have not received any notice of termination from any of the Employees in respect of their contracts of employment.

12.6 The Employees have been paid all sums and have received all benefits (whether or not legally binding) to which they are entitled.

12.7 The Sellers have complied with all obligations with respect to statutory sick pay as defined in the Social Security Contributions and Benefit Act 1992.

12.8 The Sellers have not recognised or done any act which might be construed as recognition of a trade union and the Sellers are no party to any collective agreement with any trade union, staff association or body or workers in respect of the Businesses.

12.9 There is no liability on the part of the Sellers to pay compensation or make payment under:

       12.9.1  the Employment Rights Act 1996;

       12.9.2  the Sex Discrimination Act 1975;

       12.9.3  the Race Relations Act 1976;

       12.9.4  the Disability Discrimination Act 1995;

       12.9.5  the Trade Union and Labour Relations (Consolidation) Act
               1992;

       12.9.6  the Trade Union Reform and Employment Rights Act 1993;

       12.9.7  the Working Time Regulations 1998;

12.10 The Sellers have received no notice of any claim of any nature whatsoever from any of the Employees. The Sellers are not aware of any fact, matter or circumstance which may give rise to such a claim.

12.11 All National Insurance and sums payable by the Sellers to the Inland Revenue under the PAYE system have been duly and properly paid. Proper records have been maintained in respect of all such matters. The Sellers have deducted all tax required by law to be deducted from all other payments to or treated as made to employees and ex-employees of the Sellers. The Sellers have accounted to the Inland Revenue for all tax so deducted together with all tax chargeable on benefits provided for its employees and ex-employees.


13     Insurances

13.1 The Disclosure Letter contains full particulars of all insurance policies effected by the Sellers in relation to the Assets and the Businesses.

13.2 Nothing has been done or omitted to be done and there are no special circumstances whereby:

       13.2.1 any of the insurance policies has or may become void or voidable; or

       13.2.2  the premiums due from the Sellers may be increased.

13.3 There is no claim outstanding under any policy of insurance nor are the Sellers aware of any circumstances likely to give rise to such a claim.

13.4 The Sellers have never received a report or recommendation from its insurance advisers which has not been implemented in full.


14     Intellectual Property and computers

14.1 Full and accurate details of all Intellectual Property registered or applied for registration are set out in Schedule 5. All fees and duties due and payable in relation to those registrations or applications have been paid, and there are no steps required to be taken in relation to them which have not been taken within the required time.

14.2 Complete copies of the terms of all licences of third party intellectual property or of Intellectual Property licensed to third parties are annexed to the Disclosure Letter.

14.3 The Sellers are either the sole beneficial owner of each item of Intellectual Property used in the Businesses including the Ceejay Patent and able to transfer with full title guarantee or are otherwise entitled to use the same on the terms disclosed in the Disclosure Letter.

14.4 The Intellectual Property used in the Businesses is valid and subsisting and is not subject to any claims for total or partial revocation or removal, entitlement or compensation under sections 40-43 of the Patents Act 1977, and there are no circumstances which may give rise to such a claim.

14.5 All Business Information used in the Businesses is in the possession of the Sellers, and is not subject to any confidentiality or other agreement or to any duty which restricts the free use or disclosure of any of that Business Information.

14.6 Except as set out in the Disclosure Letter, neither the Sellers nor Icon has granted, or is obliged to grant, any licence, sub-licence, option, charge or assignment in respect of any Group Intellectual Property or third party Intellectual Property.

14.7 Except as set out in the Disclosure Letter, no confidential Business Information in it's the Sellers' possession has been disclosed to any person and neither of the Sellers are obliged to disclose such information.

14.8 Neither the Sellers nor Icon nor any party with which it has contracted is in breach of:

       14.8.1 any licence, sub-licence, option, charge or assignment granted to or by it in respect of any Intellectual Property or third party Intellectual Property; or

       14.8.2 any agreement under which any Business Information was or is to be made available to it, and the transactions contemplated by this agreement will not result in any such breach or otherwise result in any such agreement being subject to termination.

14.9 The processes and methods employed, the services provided, the businesses conducted and the products manufactured, or used in the Businesses within the last 6 years do not infringe and have not during that period infringed the rights of any other person in any Intellectual Property or Business Information.

14.10 Neither the Sellers, Icon nor the Trustees have received any notification that the processes and methods employed, the services provided, the businesses conducted and the products manufacture or used in the Businesses within the last 6 years infringe or have during that period infringed the rights of any other person in any Intellectual Property or Business Information.

14.11 There is no unauthorised use or infringement by any person of any of the Intellectual Property or Confidential Business Information used in the Businesses, nor has any such unauthorised use or infringement occurred during the period of 6 years prior to this agreement.

14.12 All computer hardware, software, networking or other information technology used in the Businesses are owned by the Sellers.

14.13 Full and accurate details of the Systems and all agreements or arrangements relating to the maintenance and support (including, but not limited to, escrow agreements relating to the deposit of source codes), security, disaster recovery management and utilisation (including, but not limited to, facilities management and computer bureau services agreements) of the Systems have been disclosed.

14.14 The Sellers have exclusive ownership of and direct control over all means (including, but not limited to, electronic, mechanical or photographic process, whether computerised or not, and all means of access to and from it) by which all of the records, systems, controls, data and information used by the Businesses are recorded, stored, maintained, operated or held or on which they are wholly or partly dependent.

14.15 There are no material defects relating to the Systems and the Systems have the functionality and performance necessary to fulfil the present and proposed requirements of the Businesses.

14.16 The Systems are currently able to and will without prompting make any adjustments necessary to take account of any change to date formats occurring at the end of the twentieth century and in all respects are fully Millennium Compliant.

14.17 The Systems have been tested for all known viruses (including, but not limited to, bugs, worms, logic bombs, trojan horses or any self-propagating or other program) that may infect or cause damage to the Systems or erase the software or data contained in the Systems, using recognised and up-to-date virus detection programs.

14.18 Neither the Sellers nor Icon have disclosed to any third party any source code or algorithms relating to any software used in the Businesses.

14.19 If required to do so under the Data Protection Act 1998, each company in the Sellers' Group has duly registered as a data user and has complied with the data protection principles as set out in that Act in respect of the Businesses.


15     Anti-trust

15.1 No agreement or arrangement to which the Sellers are a party in connection with the Businesses including, without limitation, the Purchased Contracts:

       15.1.1 is or requires to be registered in accordance with the provisions of the Restrictive Trade Practices Act 1976 or contravenes the provisions of the Resale Prices Act 1976 and the Sellers are not in connection with the Businesses in default under or in contravention of the provisions of any of those Acts;

       15.1.2 is, by virtue of its terms or by virtue of any practice for the time being carried on in connection with it, a Consumer Trade Practice within the meaning of section 13 of the Fair Trading Act 1973 or susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or an Order by the Secretary of State under the provisions of Part II of that Act;

       15.1.3 infringes Article 81 of the Treaty establishing the European Economic Community or constitutes an abuse of dominant position contrary to Article 82 of that treaty or infringes any regulation or other enactment giving effect to either Article; or

       15.1.4 infringes Articles 65 or 66 of the Treaty establishing the European Coal and Steel Community or is such as to justify recommendations under Article 66(7) of that treaty or infringes any decision or other enactment giving effect to either Article.

15.2 The Sellers have not pursued and are not pursuing any course of conduct which amounts to an anti-competitive practice within the meaning of section 2(1) of the Competition Act 1999 and is not subject to or under notice of any investigation, report or order under that Act.


16     Pensions

16.1 The Sellers neither operate nor are a participant in any pension arrangements other than the Pension Scheme and the Personal Pension Arrangements. They have no legal or moral obligation to provide Relevant Benents other than under the Pension Scheme and the Personal Pension Arrangements. Further, the Sellers do not operate or participate in or have any legal or moral obligation to contribute to any permanent health insurance, private health provision, accident benefit or any other ancillary schemes.

16.2 Apart from earnings related lump sum death-in-service benefits, the Personal Pension Arrangements provide only money purchase benefits within the meaning of Section 181 PSA 1993 and the Sellers have not given any promise or assurance (oral or written) to any person who benefits from the Personal Pension Arrangements that his benefits will be calculated wholly or partly by reference to any person's remuneration or will be (approximately or exactly) any particular amount.

16.3 The Sellers have fulfilled all their obligations under the Personal Pension Arrangements.

16.4 There are no insurance premiums in respect of the Personal Pension Arrangements whether payable by the Sellers or by the trustees or administrator of the Pension Scheme).

16.5 There are no lump sum death-in-service benefits payable under the Pension Scheme or the Personal Pension Arrangements.

16.6 So far as the Sellers are aware there are no claims, disputes or enquiries outstanding in connection with the Personal Pension Arrangements. The Sellers are not aware of any circumstances which may give rise to any claim, dispute or enquiry.

16.7 All information about the Personal Pension Arrangements and their members which has been supplied to the Buyer and/or its advisers is true, complete, accurate and up-to-date and contains no material omission.

16.8 The Sellers have given no undertaking or assurance about the introduction, continuance or improvement of any pension rights or entitlements which the Buyer would have to implement in accordance with good industrial relations practice, whether or not it is or was legally obliged to do so.

16.9 The Sellers do not participate in any Retirement Benefit Scheme established under or regulated by any jurisdiction outside the United Kingdom.


17     Trustee Warranties

17.1 The DT Trust is duly constituted and a true and accurate copy of all documents evidencing its terms is annexed to the Disclosure Letter. It has not been amended or changed in any way since its original execution.

17.2 The DT Trustees are duly appointed as such and are the only trustees of the DT Trust.

17.3 The DT Trustees have full power and authority to enter into this agreement and all other documents referred to in it and to honour in full (without any fetter delay or third party consents) all of their obligations under this agreement.

17.4 No person (whether a beneficiary or not) has any right to call upon the DT Trustees to distribute any part of the capital of the DT Trust within the warranty limitation period referred to in clause 14.11.

17.5 The DT Trustees are not subject to any restriction which might prevent them from validly contracting with the Buyer on the terms of this agreement.

17.6 The Warranties set out in paragraph 17.1 to 17.5 above (inclusive) shall be repeated for each of the PF Trust and the PF Trustees and the LP Trust and LP Trustees and references to the "DT Trust" and to the "DT Trustees" shall be references to the "PF Trust", the "PF Trustees" and the "LP Trust" and the "LP Trustees" as appropriate.

                                SCHEDULE 2
                                EA ASSETS

Asset                                  Apportionment of Consideration

Claims                                 GBP1.

Goodwill                               GBP250,000

Intellectual Property (including       GBP10,000
Business Information relating to
Intellectual Property)

Stock and Work in Progress             The amount agreed or determined in
                                       accordance with clause 10.

Plant, Machinery and Equipment as      The written down book value
detailed on the attached list
(including systems hardware)


Purchased Contracts                    GBP10,000

Business Information (excluding the    GBP10,000
Business Information relating to
Intellectual Property)

Cash book balance                      The amount agreed or determined in
                                       accordance with clause 10.

                                SCHEDULE 3
                                FP ASSETS


Asset                                  Apportionment of Consideration

Claims                                 GBP1.

                                       .

Goodwill                               The remainder of the Price

Intellectual Property (including the   GBP100,000
Business Information relating to
Intellectual Property)

Stock and Work in Progress             The amount agreed or determined in
                                       accordance with clause 10.

Plant, Machinery and Equipment as      The written down book value
detailed on the attached list
(including systems hardware)

Purchased Contracts                    GBP100,000.

Business Information (excluding        GBP100,000.
Business Information relating to
Intellectual Property)

Cash book balance                      The amount agreed or determined in
                                       accordance with clause 10.

                                SCHEDULE 4
                                 PREMISES

Leasehold premises at Units 1, 2, 3 & 4, Beddington Farm Road, Croydon, Surrey and Lodge Field Road, Halesowen, West Midlands

                                SCHEDULE 5
                           INTELLECTUAL PROPERTY

1      Registered/Patents

Number    Country     Description                            Owner

0118208   EP          Tie for walls and other structures     D Furr
2154258   UK          Wall tie device                        D Furr
2194263   UK          Wall tie device                        D Furr and
                                                               P J Furr
0252696   EP          Wall tie device                        D Furr and
                      P J Furr
2289905   UK          Kit and method of forming an arch      Furfix
                                                             Products
                                                             Limited
1604941   UK          Wall tie device                        D Furr


2 Patent Applications

Number    Country     Description                            Owner

2316103   UK          Two piece joist hanger                 Furfix
                                                             Products
                                                             Limited
9900583.7 UK          Restraint strap                        P J Furr and
                                                             D Furr


3 Registered Trade Mark

Number    Country     Trade Mark                             Owner
2152177   UK          FX Furfix                              Furfix
                                                             Products
                                                             Limited
1163850   UK          Furfix                                 Furfix
                                                             Products
                                                             Limited

4 Trade Mark Applications

Country               Description                            Owner

UK                    East Arches                            Furfix
                                                             Products
                                                             Limited
UK                    Panther                                Furfix
                                                             Products
                                                             Limited
UK                    Ceejay                                 Furfix
                                                             Products
                                                             Limited
UK                    Highload                               Furfix
                                                             Products
                                                             Limited


5 Third Party Software Licences

Scala
Opera V2.45
MS Office/Windows
Arcserve V6.6
UPS Parachute Software
Tracker V2
Easy Label
ParaCad (Mason Design Software)
Wordperfect
Netware V3.11
MS Windows NT Client (20 users)
MS Terminal Server
MS Exchange Server Version 5.5
CITRIX Metaframe V1.0 (15 users)
Pervasive SQL (20 users)
MS Office 97 (20 users)

                                SCHEDULE 6
                             EQUIPMENT LEASES

Furfix Products Limited


             Date of    Third                                            Payments
            Agreement   Party              Asset                         per month    Term

S943 CGJ    06/11/98    Lloyds Bowmaker    Volkswagen Passat 1.9TDISE    GBP502.20    3 Years
R353 MGO    26/03/98    Lloyds Bowmaker    Volkswagen Passat 1.9TDIS     GBP464.63    3 Years
P811 GHT    13/10/97    Lloyds Bowmaker    Seat Toledo 1.9TDISXE         GBP411.73    3 Years
R172 JGO    28/01/97    Lloyds Bowmaker    Peugeot 406 1.8 LX            GBP438.24    3 Years
R906 NGT    15/12/97    Lloyds Bowmaker    Volkswagen Passat 1.9TDIS     GBP441.72    3 Years
R907 NGT    15/12/97    Lloyds Bowmaker    Volkswagen Passat 1.9TDIS     GBP441.72    3 Years
R908 NGT    15/12/97    Lloyds Bowmaker    Volkswagen Passat 1.9TDIS     GBP447.88    3 Years
R197 GOK    01/12/97    Lloyds Bowmaker    BMW 525TDSE                   GBP611.89    3 Years
R224 DGX    19/08/97    Lloyds Bowmaker    Audi A6 1.9TDI                GBP645.54    3 Years
R434 DGK    17/09/97    Lloyds Bowmaker    Volkswagen Passat 1.9TDISE    GBP493.88    3 Years
P718 WGH    13/06/97    Lloyds Bowmaker    Volkswagen Passat 1.9TDISE    GBP517.21    3 Years


                                SCHEDULE 7
                          LETTERS OF EMPLOYMENT

P Furr
K Parr
J Phipps
G Webb
S Glossop
J Young
A Barker
C Reed

                                SCHEDULE 8
                                EMPLOYEES



                                                                                                                 Average
                                                                                                                 number
                                                                                                                  of
                                                                           Length    Contra-   Other              hours
                                      Basic              Date                of       ctual   benefits  Holiday   worked
                                      gross     Start     of               service   notice    (Car/     enti-     per    Pension
   Name      Location     Title       salary    date     birth      Age    (years)   period    Bonus)   tlement    week     Fund
----------  ----------  ------------  ------  --------  --------  -------  -------  --------  --------  -------  -------  -------
W Alleyne   Croydon     Operative     12,171    4/9/89  29/10/69     29       9     1 month   N/A/N/A      20     41.5      N/A
D Bromfield Croydon     Operative     12,063   18/5/87    2/3/50     49      12     1 month   N/A/350      20     41.5      N/A
M Fish      Croydon     Packer        11,653   16/7/90   19/4/42     57       9     1 month   N/A/350      20     41.5      N/A
M Holden    Croydon     Packer        10,790   15/4/99   28/1/48     51       0     1 month   N/A/350      10     41.5      N/A
L Holmes    Croydon     Packer        12,257    4/9/89   3/11/44     54       9     1 mont    N/A/350      20     41.5      N/A
M Holmes    Croydon     Packer        12,257   11/6/90   12/2/38     61       9     1 month   N/A/350      20     41.5      N/A
N Lough-
  borough   Croydon     Operative     12,193   14/9/92  14/12/64     34       6     1 month   N/A/700      20     41.5      N/A
G Lundie    Croydon     Operative     12,279   5/11/84    3/7/66     33      14     1 month   N/A/350      20     41.5      N/A
J Scriven   Croydon     Operative     11,977   27/2/95   24/5/68     31       4     1 month   N/A/350      20     41.5      N/A
K Willis    Croydon     Operative     12,020   27/2/95    7/9/59     39       4     1 month   N/A/350      20     41.5      N/A
J WinchesterCroydon     Tool Maint    18,883    4/1/83   4/10/35     63      16     1 month   N/A/N/A      20     41.5      N/A
T Dare      Croydon     Operative     12,409  30/11/92  19/11/41     57       6     1 month   N/A/350      20     41.5      N/A
E Simms     Croydon     Packer        11,869    5/1/98   29/1/43     56       1     1 month   N/A/350      20     41.5      N/A
G Heath     Croydon     Packer        11,783    8/7/96   12/7/46     53       3     1 month   N/A/350      20     41.5      N/A
D Apps      Croydon     Operative     11,653    2/3/98   18/6/54     45       1     1 month   N/A/350      20     41.5      N/A
P Desai     Croydon     Operative     11,653   27/4/98    3/2/45     54       1     1 month   N/A/350      20     41.5      N/A
G Holmes    Croydon     Gen Maint     17,600   9/11/92    6/4/43     56       6     1 month   N/A/N/A      20     N/A       N/A
T Sheehan   Croydon     Prd Spvsr     24,000    5/1/98   17/4/48     51       1     1 month   N/A/N/A      20     N/A      1200
D Turner    Croydon     Tool setter   13,860  10/11/96   13/3/46     53       2     1 month   N/A/N/A      20     N/A       N/A
G Webb*     Croydon     Dir of Engnrg 32,750   17/4/89   2/12/46     52      10     6 months  Yes/3275     20     N/A      2210
W Morris    Croydon     Driver/dsptch 12,257   27/2/95    1/7/65     34       4     1 month   N/A/350      20     N/A       N/A
A Fuller    Croydon     Despatch      11,761    8/8/94   27/2/73     26       5     1 month   N/A/350      20     N/A       N/A
T Greenhead Croydon     Despatch      11,998   22/4/98   25/8/66     33       1     1 month   N/A/350      20     N/A       N/A
T Hughes    Croydon     Despatch      10,790    4/5/99   4/10/46     52       0     1 month   N/A/350      15     N/A       N/A
J Phipps*   Croydon     Dir of Prod   35,000   13/9/93   26/3/48     51       5     3 months  N/A/N/A      20     N/A      1750
J Ward      Croydon     Prod. Ctrl    16,500   16/7/96    1/3/64     35       3     1 month   N/A/N/A      20     N/A       N/A
K Parr*     Remote      Sales Dir     53,000  14/10/91    6/1/61     38       7     6 months  Yes/10000    20     N/A      3710
L Step      Croydon     Sales admin   11,500   23/2/98    3/2/79     20       1     1 month   N/A/N/A      20     N/A       N/A
A Newman    Croydon     Sls off mgr   20,500    8/5/91   22/8/67     32       8     1 month   N/A/1000     20     N/A      1025
S Newman    Croydon     Sales admn     9,900   2/11/98   14/3/72     27       0     1 month   N/A/N/A      20     N/A       N/A
L Morris    Croydon     Sales admin   17,000  30/11/73    9/8/98     26       0     1 month   N/A/N/A      20     N/A       N/A
G Ayling*   Remote      Snr sls admn  24,133   13/5/91   29/8/52     47       8     1 month   Yes/3500     20     N/A      1207
R Inglis    Remote      Tch sls admn  26,750   13/5/91  26/10/57     41       8     1 month   Yes/4000     20     N/A      1338
B Tyler*    Remote      Area sls mgr  19,961    2/6/97   17/8/60     38       2     1 month   Yes/3500     20     N/A       998
L Seaward   Remote      Area sls mgr  18,870   26/1/98   3/10/72     26       1     1 month   Yes/3500     20     N/A       944
I Urqhuart  Remote      NatBusDevmgr  32,000    1/9/98   11/2/52     47       0     1 month   Yes/4000     20     N/A      1600
K Sharples  Remote      Area sls mgr  18,500   2/11/98    4/1/57     42       0     1 month   Yes/3500     20     N/A       925
P Furr*     Remote      Managing dir  70,000   26/8/85   30/7/61     38      14     1 month   Yes/10000    Unlim  N/A      2500
S Glossop*  Croydon     PA to MD/FD   22,000   14/5/96   10/7/56     43       3     1 month   N/A/N/A      20     N/A       N/A
A Cooper    Croydon     Mgmt acctant  19,000   10/4/89   19/7/70     29      10     1 month   N/A/N/A      20     N/A
P Sheridan  Croydon     Accts assist  14,000   14/9/98   14/5/59     40       0     1 month   N/A/N/A      20     N/A       N/A
T Terry     Croydon     Handyman       8,950   13/5/91    4/7/19     80       8     1 month   N/A/N/A      20     N/A       N/A
A Barker*   Croydon     Spec srvs mgr 27,250    1/6/92  21/11/47     51       7     1 month   N/A/5000     20     N/A      1362
J Young*    Croydon     Dir, tech sls 31,000   1/11/93  11/11/46     52       5     1 month   Yes/5000     20     N/A      1550
C Reed*     Croydon     Tech Dev mgr  26,500  20/10/97  10/08/55     44       1     1 month   Yes/N/A      20     N/A      1325
A Cardoza   Croydon     Tech srv admn 12,500   10/8/98  11/05/71     28       0     1 month   N/A/N/A      10     N/A       N/A
M Green     Croydon     Tech adviser  17,000   14/9/98   31/5/57     42       0     1 month   N/A/N/A      20     N/A       N/A
N Balkham   Halesowen   Accnts assist  6,760   22/3/99   31/3/71     28       0     1 month   N/A/N/A      15     20        N/A
A Adlam     Halesowen   Cleaner        1,139   14/1/98    1/2/65     34       1     1 week    N/A/N/A       6     N/A
A Hodgetts  Halesowen   Prod manager  17,000   15/6/87   13/5/55     44      12     3 months  Yes/2000     20     N/A       N/A
A Young     Halesowen   ToolSet/Fklft 17,000    4/1/99    9/1/65     34       0     1 month   N/A/750      15     N/A       N/A
A Bytheway  Halesowen   ToolSet/Fklft 13,000   4/10/93    8/5/46     53       5     1 month   N/A/N/A      20     N/A       N/A
B Vale      Halesowen   Oper/packer    8,599    6/3/89  31/10/59     39      10     1 week    N/A/N/A      20     39        N/A
D Adderley  Halesowen   Oper/packer    8,518   28/4/92    5/9/74     24       7     1 week    N/A/N/A      20     39        N/A
M Sutch     Halesowen   Oper/packer    8,396   31/7/95   25/3/75     24       4     1 week    N/A/N/A      20     39        N/A
D Bunn      Halesowen   Oper/packer    8,396   14/5/97   24/4/62     37       2     1 week    N/A/N/A      20     39        N/A
S Savas     Halesowen   Oper/packer    8,396    4/6/97    7/1/75     24       2     1 week    N/A/N/A      20     39        N/A
C Reeve     Halesowen   Oper/packer    8,396   27/5/98   31/3/80     19       1     1 week    N/A/N/A      20     39        N/A
R Smith     Halesowen   Oper/packer    8,396   24/8/98   15/6/78     21       0     1 week    N/A/N/A      15     39        N/A
D Powell    Halesowen   Oper/packer    8,396    1/2/99    2/4/55     44       0     1 week    N/A/N/A      15     39        N/A
A Lewis     Croydon     Fin Director  53,000   13/6/94    9/5/64     35       5     6 months  Car/10000    20     40     3710pa
R Thompson  Halesowen   Mngng Dir     22,000   27/3/97    3/4/39     60      14     1 month   Yes/3,250    20     N/A       N/A

* denotes those Employees executing a Letter of Employment.


                                SCHEDULE 9
                           COMPROMISE AGREEMENTS

D Furr
B Furr
L Parry
A Lewis

                                SCHEDULE 10
                            PURCHASED CONTRACTS

PART 1


       SALES REPRESENTATIVE/AGENCY/DISTRIBUTOR AGREEMENTS

       Agreement dated 11 April 1995 between Caradon Catnic Limited and Easy Arches Limited

       Agreement between Furfix Products (Deutschland) GMBH (1) Furfix (2) and Fa Wanit Universal GMBH & Co Beckhum (3)


PART 2

       LICENCES OF INTELLECTUAL PROPERTY

       Ceejay Licence

       Scala as referred to in part 5 of Schedule 5

                                SCHEDULE 11
                        CONSOLIDATED ACTUAL PROFITS
                              Attach Schedule

                                SCHEDULE 12
                              RETAINED ASSETS

Statutory Books of each of the Sellers

Minute books relating to directors' and shareholders' meetings of each of the Sellers

Bank Accounts of the Businesses

Debts

Motor Vehicles with registration numbers 900 FUR, 368 FUR, T236 HGT and
S217 CGU

Overhead Crane located at Croydon

Pension Scheme


FURFIX PRODUCTS LIMITED                GBP

Mitsubishi Air Conditioning Units      3,225

Water Heaters                            404

Telephone System                         175

Roller Shutter Doors (3)               1,953

Alarm System                           1,156

Fire Alarm Refit                         140

Gas Heater Unit 4                        131

Extension to Phone System                 35


EASY ARCHES LIMITED

Gas Air Heater                           990

                                SCHEDULE 13

                                 CREDITORS

                                As attached

                                SCHEDULE 14
                      PERSONAL PENSIONS ARRANGEMENTS

                                As attached

SIGNED and delivered as a deed when
dated by EASY ARCHES LIMITED acting
by:

Director
Signature         :  /s/L. PARRY
Name              :  L. PARRY


Secretary
Signature         :  /s/A. LEWIS
Name              :  A. LEWIS


SIGNED and delivered as a deed when
dated by FURFIX PRODUCTS LIMITED acting
by

Director
Signature         :  /s/D. FURR
Name              :  D. FURR


Director/Secretary
Signature         :  /s/B. FURR
Name              :  B. FURR


SIGNED and delivered as a deed when
dated by ICON PLC acting by:

Director
Signature         :  /s/P. FURR
Name              :  P. FURR


Secretary
Signature         :  /s/A. LEWIS
Name              :  A. LEWIS

SIGNED as a deed, and delivered when
dated, by SIMPSON STRONG-TIE
INTERNATIONAL INC acting by
A PETERSON

A Peterson as attorney
Signature         :  /s/ANDRIS PETERSON
Name              :  ANDRIS PETERSON

SIGNED as a deed, and delivered when
dated, by the trustees of the DONALD    /s/D. FURR
FURR DISCRETIONARY SETTLEMENT in
the presence of:

Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :  Solicitor
Address           :  Stonehams House
                     Croydon


Trustee           :  /s/B. FURR
Signature         :  B. FURR
Name              :


Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :
Address           :

SIGNED as a deed, and delivered when
dated, by the trustees of the BERYL
FURR INTEREST IN POSSESSION SETTLEMENT      /s/B. FURR
in favour of PAUL FURR the presence of:

Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :  As above
Address           :


Trustee
Signature         :  /s/D. FURR
Name              :  D. FURR


Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :  As above
Address           :

SIGNED as a deed, and delivered when
dated, by the trustees of the BERYL
FURR INTEREST IN POSSESSION SETTLEMENT       /s/B. FURR
in favour of LINDA PARRY in the presence of:

Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :  As above
Address           :


Trustee
Signature         :  /s/D. FURR
Name              :  D. FURR


Witness
Signature         :  /s/RUSSELL BELL
Name              :  RUSSELL BELL
Occupation        :  As above
Address           :